NEWCOURT RECEIVABLES CORPORATION,
                                   as Seller,

                    NEWCOURT CREDIT GROUP INC.
                                   as Servicer,

                     FLEET NATIONAL BANK,
                            as Collateral Agent,

                                and

                     CHEMICAL BANK DELAWARE,
                            as Issuer Trustee

                     SERIES 1996-1 SUPPLEMENT

                     Dated as of April 15, 1996

                                 to

          POOLING, COLLATERAL AGENCY AND SERVICING AGREEMENT

          Dated as of April 15, 1996


                    SERIES 1996-1 SUPPLEMENT (as amended or supple-mented from time to time, the "Supplement") to the Pool-ing, Collateral Agency, and Servicing Agreement dated as of April 15, 1996 among the Seller, the Servicer, the Collateral Agent, and the Issuer Trustee (as amended, supplemented or otherwise modified from time to time, the "Agreement"), dated as of April 15, 1996 among (i) NEWCOURT RECEIVABLES CORPORATION, a Delaware corporation, as Seller (the "Seller"), (ii) NEWCOURT CREDIT GROUP INC., an Ontario corporation, as Servicer (the "Servicer"), (iii) FLEET NATIONAL BANK, a national bank-ing association, as Collateral Agent (the "Collateral Agent"), (iv) CHEMICAL BANK DELAWARE, a banking corpora-tion organized and existing under the laws of Delaware, not in its individual capacity but solely, as Issuer Trustee (in such capacity, the "Issuer Trustee") under the Agreement, and (v) FLEET NATIONAL BANK, a national banking association, not in its individual capacity but solely as Indenture Trustee (in such capacity, the "In-denture Trustee") under the Indenture.

                    SECTION 1.     Series 1996-1.  The initial
          Series of Notes to be issued pursuant to the Indenture shall be known as the "Series 1996-1 Notes".

                    SECTION 2.     Definitions.

                    (a)  In the event that any term or provision
          contained herein shall conflict with or be inconsistent with any provision contained in the Agreement, the terms and provisions of this Supplement shall govern.

                    (b) All Article, Section or subsection refer-ences herein shalt mean Articles, Sections or subsections of the Agreement, as amended or supplemented by this Supplement, except as otherwise provided herein.

                    (c)  All capitalized terms not otherwise de-
          fined herein are used herein as defined in the Agreement.

                    (d) Each capitalized term defined herein shall relate only to the Series 1996-1 Notes and no other
          Series of Notes issued by the Issuer.

                    "Class A Noteholder" shall mean the Noteholder
               of any Class A Note.

                    "Class A Notes" shall be a collective reference
               to the Series 1996-1 Class A notes issued pursuant to the Indenture.

                    "Class B Noteholder" shall mean the Noteholder
               of any Class B Note.

                    "Class B Notes" shall be a collective reference
               to the Series 1996-1 Class B notes issued pursuant to the Class B Note Purchase Agreement, dated April 10, 1996.

                    "Class C Noteholder" shall mean the Noteholder
               of any Class C Note.

                    "Class C Noteholder" shall be a collective
               reference to the Series 1996-1 Class B notes issued pursuant to the Class C Note Purchase Agreement, dated April 10, 1996, among the Seller, the Servicer and the purchasers named therein.

                    "Class C Noteholder" shall mean the Noteholder
               of any Class C Note.

                    "Class C Notes" means the Securities and Ex-
               change Commission.

                    "Cutoff Date" shall mean February 29, 1996.

                    "Dollars" and "$" means lawful currency of the
               United States of America.

                    "Effective Date" shall have the meaning speci-
               fied in Section 7.

                    "Event of Default" shall have the meaning
               specified in the Agreement.

                    "Excess Spread Amount" shall mean, with respect
               to Class A and Class B Notes, on each Distribution Date, an amount equal to the product of (i) .60%,
               (ii) 1/12 and (iii) the Series ADCB, which shall be available for payment of principal on the Class A and Class B Notes, in accordance with Article IV of the Agreement.

                    "Exchange Act" shall mean the Exchange Act of
               1934, as amended or supplemented from time to time.

                    "Indenture" shall mean the Class A Trust Inden-
               ture dated as of April 15, 1996 among, the Issuer, the Seller, the Collateral Agent and the Indenture
               Trustee.

                    "Indenture Trustee" shall mean Fleet National
               Bank, a national banking association, and any suc-cessor indenture trustee appointed under the Inden-ture.

                    "Initial Class A Principal Amount" shall mean
               $119,656,814.

                    "Initial Class B Principal Amount" shall mean
               $5,202,470.

                    "Initial Class C Principal Amount" shall mean
               $5,202,470.

                    "Initial Principal Amount" shall mean the sum
               of the Initial Class A Principal Amount, the Initial Class B Principal Amount and the Initial Class C
               Principal Amount.

                    "Initial Purchaser" shall mean, with respect to
               any Class B Notes or Class C Notes, as the case may be, the parties set forth on Schedule 1 hereto.

                    "Institutional Investor" means (a) any Initial
               Purchaser of a Class B Note or Class C Note, (b) any Holder of a Class B Note or Class C Note holding more than 50% of the aggregate principal amount of the Class B Notes or Class C Notes, respectively, then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any, investment company, any insurance company, any broker or deal-er, or any other similar financial institution or entity, regardless of legal form.

                    "Issuer"shall mean Newcourt Receivables Asset
               Trust, a Delaware business trust.

                    "Maturity Date" shall mean, in the case of the
               Class B Notes, August 20, 2003 and, in the case of the Class C Notes, August 20, 2003.

                    "Minimum Amount" shall mean $2,925,889.

                    "Note Event of Default" shall have meaning assigned to it in Section 10.5(a).

                    "Note Register" shall have the meaning assigned to it in Section 5.4.

                    "Original Contracts" shall have the meaning assigned to it in Section 3(a).

                    "Principal Amount" shall mean, on any date of
               determination, the sum of the Class A Aggregate Principal Amount, the Class B Aggregate Principal Amount and the Class C Aggregate Principal Amount on such date of determination.

                    "Rating Agency" shall mean Standard & Poor's
               Rating Group.

                    "Record Date" shalt mean, with respect to any
               Distribution Date, the close of business on the last Business Day of the preceding month.

                    "Required Holders" shall mean (1) prior to the
               payment in full of the principal amount of and accrued interest on the Class A Notes of all Series, Holders of Class A Notes holding not less than 66-2/3% of the Aggregate Principal Amount of all Class A Notes of all Series, (ii) from and after the payment in full of the principal amount of and accrued interest on the Class A Notes of all Series, Holders of Class B Notes holding not less than 66-2/3% of the Aggregate Principal Amount of all Class B Notes of all Series and (iii) from and after the payment in full of the principal amount of and accrued interest on the Class A Notes and Class B Notes of all Series, Holders of Class C Notes hold-ing not less than 66-2/3% of the Aggregate Principal Amount of all Class C Notes of all Series.

                    "Securities Act" means the Securities Act of
               1933, as amended from time to time.

                    "Series 1996-1" shall mean the Series 1996-1
               Notes issued by Newcourt Receivables Asset Trust.

                    "Series Transaction Agreements" shall have the
               meaning assigned to it in Section 7(a).

                    SECTION 3. Transfer of Trust Assets. (a) The Seller does hereby sell, transfer, assign and set over to the Issuer all right, title and interest of the Seller in, to and under the Original Contracts set forth on Schedule 2 attached hereto (the "Original Contracts"), the related Equipment and any Applicable Security,

                    (b) The Issuer hereby grants to the Collateral Agent for the benefit of the Secured Parties a First priority perfected security interest in all of the Origi-nal Contracts set forth on Schedule 2 attached hereto, the related Equipment and any Applicable Security to secure the unpaid Principal Amount of the Series 1996-1 Notes issued and to be issued from time to time under the Series 1996-1 Indenture and this Supplement and the interest accruing thereon at the applicable Interest Rates, and agrees that this Supplement shall constitute a security agreement under applicable law.

                    SECTION 4. Receipt, Distribution and Appli-cation from the Trust Receipts.

                    4.1 Distribution Prior to Event of Default or Restricting Event. Each payment received by the Collat-eral Agent for the Class B Noteholders or the Class C Noteholders pursuant to Section 4.3(d) of the Agreement shall be promptly distributed by the Collateral Agent in accordance with such Section 4.3(d).

                    4.2 Optional Purchase by Seller; Trust Termi-nation Payments. (a) On any Distribution Date occurring on or after the date on which the Principal Amount of the Class A Notes and Class B Notes of all Series is 10% or less of the aggregate principal amount of the Class A Note; and Class B Notes of all Series as of their respec-tive Closing Dates, the Seller at its sole option, upon not less than 30 and not more than 60 days' notice to the Issuer Trustee, the Servicer, the Collateral Agent, the Indenture Trustee and the Noteholders, may purchase without penalty or premium all, but not less than all, of the Class A Notes and Class B Notes of all Series. The redemption price will be equal to the sum of the out-standing principal amount of the Class A Notes and Class B Notes of all Series, together with accrued interest thereon through the day preceding the date of redemption. Upon receipt of the redemption price of the Class B Notes, the Collateral Agent will distribute the amount so received to the Holders of the Class B Notes on such Distribution Date. Following any redemption, the Class A Noteholders and the Class B Noteholders will have no further right with respect to the Trust Assets.

                    (b) The Principal Amount of the Class B Notes and the Class C Notes shall be due and payable no later than the Maturity Date with respect to Series 1996-1 Class B Notes and Series 1996-1 Class C Notes, respec-tively. Amounts received by the Collateral Agent on account of any such sale, disposition or other liquida-tion and available for distribution to the Class B Noteholders or the Class C Noteholders as provided in
          Section 13.2(b) of the Agreement shall be distributed to the Holders of such Class B Notes or Class C Notes in final payment of such Class B Notes or Class C Notes.

                    (c) As provided in Section 13.1 of the Agree-ment, the Issuer shall terminate (to the extent provided therein) on the Trust Termination Date. Amounts received by the Collateral Agent in connection with the Trust Termination Date and available for distribution to the Class B Noteholders and the Class C Noteholders as pro-vided therein shall be distributed to the Holders of the Class B Notes and Class Notes, respectively, in final payment of the Class B Notes and Class C Notes.

                    (d) The amount deposited pursuant to subsec-tions 4.2(a), 4.2(b) and 4.2,(c) shall be paid to the Class B Noteholders and Class C Noteholders in the manner provided in Section 5.9.

                    (e) Written notice of any termination, speci-fying the Distribution Date upon which the Class B Noteholders or Class C Noteholders may surrender their Class B Notes or Class C Notes for payment of the final distribution and cancellation shall be given (subject to at least four Business Days' prior notice from the Servicer to the Collateral Agent) by the Collateral Agent to such Class B Noteholders or Class C Noteholders mailed not later than the fifth day of the month of such final distribution specifying (i) the Distribution Date (which shall be the Distribution Date in the month in which the deposit is made pursuant to Sections 13.1 or 13.2 of the Agreement) upon which final payment of the Class B Notes and Class C Notes will be made upon presentation and surrender of the Class B Notes or Class C Notes at the office or offices therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Class B Notes or Class Notes at the office or offices therein specified.

                    (f)  All funds on deposit in the Collection
          Account, in the case of a final payment, pursuant to
          Section 13.2 of the Agreement and, in the case of a termination of the Trust, pursuant to Section 13.1 of the Agreement (and notwithstanding such termination, shall continue to be held in trust for the benefit of the Class B Noteholders and Class C Noteholders and the Collateral Agent shall pay such funds to the appropriate Noteholders upon surrender of their Notes. In the event that all of the Class B Noteholders or Class C Noteholders shall not surrender their Class B Notes and Class C Notes, respec-tively, for cancellation within six months after the date specified in the above-mentioned written notice, the Collateral Agent shall (live a second written notice to the remaining Class B Noteholders or Class C Noteholders to surrender their Class B Notes for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Class B Notes or Class C Notes shall not have been surrendered for cancellation, the Collateral Agent may take appropri-ate steps, or may appoint an agent to take appropriate steps, to contact the remaining Class B Noteholders or Class C Noteholders concerning surrender of their Class B Notes or Class C Notes, and the cost thereof shall be paid out of the funds in the Collection Account held for the benefit of such Class B Noteholders or Class C Noteholders. The Collateral Agent shall pay to the Seller upon request any monies held by it for the payment of principal or interest which remains unclaimed for two years. After payment to the Seller, the Class B Noteholders and Class C Noteholders entitled to the money must look only to the Seller for payment as general creditors unless an applicable abandoned property law designates another Person.

                    4.3 Distribution Following an Event of Default or a Restricting Event. Except as otherwise provided in
          Section 4.4 hereof, each payment received by the Collat-eral Agent for the Class B Noteholders or Class C Noteholders pursuant to Section 4.3(e) of the Agreement shall be promptly distributed by the Collateral Agent in accordance with such Section 4.3(e).

                    4.4 Unclaimed Moneys. Any, moneys deposited with or paid to the Collateral Agent for the payment of the principal of or interest on any Class B Note or Class C Note and not applied but remaining unclaimed for two years after the date upon which such principal or inter-est shall have become due and payable, shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be paid, upon written request therefor by the Servicer or the Issuer Trustee, to the Servicer or the Issuer Trustee, and the Holder of such Class B Note or Class C Note, as a General unsecured creditor, shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, thereafter look only, to the Seller for any payment which such Class B Noteholder or Class C Noteholder may be entitled to collect, and all liability of the Collateral Agent with respect to such moneys shall thereupon cease.

                    4.5 Reliance by Collateral Agent Upon Informa-tion Provided. In connection with the payments required to be made by the Collateral Agent pursuant to this Supplement, the Collateral Agent shall be fully protected in relying, on any Distribution Date, on the Monthly Statement provided by the Servicer pursuant to Section 9, for such Distribution Date. The Collateral Agent shall have no obligation to calculate or recalculate any amount set forth in any Monthly Statement. In the absence of a Monthly Statement specifying amounts to be paid by the Collateral Agent, the Collateral Agent shall be further protected in relying on written notice provided by any of the following Persons with respect to any of the follow-ing information and shall have no obligation to verify, calculate or re-calculate any amount set forth in any such written notice:

                    (i) with respect to accrued interest for any specified period and the unpaid principal amount of Class B Notes or Class C Notes of any Series, the Servicer; and

                    (ii) with respect to any other matters required
                         to be determined in connection with any
                         such payment, the Servicer.

                    SECTION 5.     The Series 1996-1 Notes.

                    5.1 The Notes. (a) The Series 1996-1 Notes shall represent indebtedness of the Issuer secured by the Trust Assets and the Issuer is obligated to pay principal of and interest on the Series 1996-1 Notes out of the Trust Assets, in accordance with Article IV of the Agree-ment.

                    (b) The Series 1996-1 Notes shall consist of the Class A Notes, the Class B Notes and the Class C
          Notes.

                    (c)  Except as set forth in Section 5.4, the
          Class B Notes and Class C Notes shall be issuable in minimum denominations of $500,000 and $500,000, respec-tively, and any amount in excess thereof, and shall not be subdivided.

                    5.2 Form, Denomination and Dating. The Class B Notes and Class C Notes and the Issuer's form of cer-tificate of authentication to appear on the Class B Notes and Class C Notes shall each be substantially in the form of (i) in the case of Class B Notes, Exhibit A hereto,
          (ii) in the case of Class C Notes, Exhibit B hereto and
          (iii) in the case of the Issuer's certificate of authen-tication for such Class B Notes and Class C Notes, Exhib-it C hereto. The Class B Notes and Class C Notes shall contain such omissions, variations and insertions as are permitted by this Supplement, and may have such letters, numbers or other marks of identification and such legends or endorsements printed, lithographed or engraved there-on, as may be required to comply with law, the rules of any securities market in which such Class B Notes or Class C Notes may be admitted to trading or agreements to which the Issuer is subject, if any, or to conform to any usage in respect thereof, or as may, consistently here-with, be prescribed by the Issuer or by the Responsible Officer of the Issuer Trustee executing such Class B Notes or Class C Notes, such determination by such offi-cers to be evidenced by his signing such Class B Notes or Class C Notes on behalf of the Issuer. The terms of the Class B Notes and Class C Notes set forth in Exhibit A and Exhibit B, respectively, are part of the terms of this Supplement.

                    The definitive Class B Notes and the definitive Class C Notes shall be printed, typewritten, lithographed or engraved or produced by, any combination of these methods or may be produced in any other manner permitted by the rules of any securities market in which the Class B Notes or the Class C Notes may be admitted to trading, all as determined by the Responsible Officer of the Issuer Trustee executing such Class B Notes or Class C Notes on behalf of the Issuer, as evidenced by such Officer's execution of such Notes.

                    5.3  Execution and Authentication.  (a)  The
          Class B Notes and Class C Notes shall be executed on behalf of the Issuer by one of the Responsible Officers of the Issuer Trustee, as certified by the Issuer Trust-ee. Any such signature may be a facsimile and may be imprinted or otherwise reproduced. Class B Notes and Class C Notes bearing the signatures of individuals who were at any time the Responsible Officers of the Issuer Trustee shall bind the Issuer, notwithstanding, that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Class B Notes or Class C Notes or did not hold such offices at the respective dates of such Class B Notes or Class C Notes. No Class B Notes or Class C Notes shall be issued hereunder except those provided for in Section 5.3(b) hereof and any Class B Notes or, Class C Notes issued in exchange or replacement therefor pursuant to the terms of this Supplement. No Class B Note or Class C Note shall be secured by or entitled to any benefit under this Supplement or the Agreement or be valid or obligato-ry for any purpose, unless there appears on such Class B Note or Class C Note a certificate of authentication in the form provided for in Section 5.2 hereof executed by the Issuer Trustee by the manual signature of one of its Responsible Officers or any authenticating agent thereof appointed pursuant to subparagraph (e) below, and such certificate upon any Class B Note or Class C Note shall be conclusive evidence, and the only evidence, that such Class B Note or Class C Note has been duly authenticated and delivered hereunder.

                    (b)  On the Closing Date, the Issuer shall
          authenticate and deliver (i) Class B Notes for original issue in an aggregate principal amount of $5,201,470, and
          (ii) Class C Notes for original issue in an aggregate principal amount of $5,202,470 each upon the written order of the Seller signed by one of its Responsible Officers. Such order shall specify the amount of the Class B Notes and Class C Notes to be authenticated and the date on which the original issue of such Class B Notes and Class C Notes is to be authenticated and shall further provide instructions concerning registration, amounts for each Class B Noteholder and Class C Noteholder and delivery.

                    (c) The aggregate principal amount of Class B Notes outstanding at any time may not exceed $5,20.1,470 except as provided in Section 5.5 hereof. The Class B Notes outstanding at any time shall be treated as a single Class of Class B Notes for purposes of this Sup-plement.

                    (d) The aggregate principal amount of Class C Notes outstanding at any time may not exceed $5,201,470, except as provided in Section 5.5 hereof. The Class C Notes outstanding at any time shall be treated as a single Class of Class C Notes for purposes of this Sup-plement.

                    (e)  The Issuer or the Issuer Trustee may
          appoint Chemical Bank or another authenticating agent reasonably acceptable to the Collateral Agent to authen-ticate the Class B Notes and c lass C Notes. Unless limited by the terms of such appointment, an authenticat-ing agent may authenticate Class B Notes and Class C Notes whenever the Issuer Trustee may do so. Each refer-ence in this Supplement to authentication by the Issuer Trustee includes authentication by such agent. An au-thenticating agent has the same rights as any Note Regis-trar or agent for service of notices and demands. The Issuer Trustee hereby appoints Chemical Bank, New York, as its authenticating agent for the Class B Notes and the Class C Notes.

                    5.4  Registration, Transfer and Exchange of
          Class B Notes and Class C Notes. (a) The Issuer Trustee shall keep or shall cause to be kept a register (herein sometimes referred to as the "Note Register") in which provisions shall be made for the registration of Class B Notes and Class C Notes and the registration of transfers of such Class B Notes and Class C Notes. The Note Regis-ter shall be kept at the principal corporate trust office of Chemical Bank, and Chemical Bank is hereby appointed "Note Registrar" for the purpose of registering Class B Notes and Class C Notes and transfers of Class B Notes and Class C Notes as herein provided. The Issuer Trustee shall give to any Holder of a Class B Note or a Class C Note promptly upon request therefor, a complete and correct copy of the names and addresses of all registered Holders of Class B Notes or Class C Notes, respectively. Upon surrender for registration of transfer of any Class B Note or Class C Note at the principal corporate trust office of the Note Registrar, the Issuer shall execute and deliver or cause to be delivered at the Issuer's expense (except as provided below) in the name of the designated transferee or transferees, one or more new (Class B Notes or Class C Notes of a like aggregate principal amount. At the option of any Noteholder, its Class B Notes or Class C Notes may be exchanged for other Class B Notes or Class C Notes of any authorized denomi-nations and of a like aggregate principal amount, upon surrender of the Class B Notes or Class C Notes, as applicable, to be exchanged at the principal corporate trust office of the Note Registrar. Whenever any Class B Note or Class C Note is so surrendered for exchange, the Issuer shall execute and deliver the Class B Notes or the Class C Notes, which the Noteholder making, the exchange is entitled to receive. Each such new Class B Note or Class C Note shall be dated its date of authentication and shall be entitled to such interest (or portion there-of) as shall have been payable on the surrendered (Class B Note or Class C Note, as the case may be. The Note Registrar may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Class B Notes or Class Notes. Class B Notes and Class C shall not be trans-ferred in denominations of less than $500,000 each, provided that if necessary to enable the registration of transfer by a Holder of its entire holding of Class B Notes or Class C Notes, one Class B Note or Class C Note may be in a denomination of less than $500,000.

                    (b) All Class B Notes or Class C Notes issued upon any registration of transfer or exchange of Class B Notes or Class C Notes shall be the valid obligations of the Issuer evidencing the same respective obligations, and entitled to the same security, priority and benefits under this Supplement and the Agreement, as the Class B Notes or Class C Notes surrendered upon such registration of transfer or exchange. Every Class B Note or Class C presented or surrendered for registration of transfer or exchange shall (if so required by the Issuer or the Note Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer Trustee or the Note Registrar duly executed by the Noteholder thereof or his attorney duly authorized in writing, and the Issuer or the Note Registrar may require evidence satisfactory to it as to the compliance of any such transfer with the Securities Act. The Note Regis-trar shall not be required to register the transfer of or exchange any surrendered Class B Notes or Class C Notes as above the five day period preceding the due date of any payment on such Class B Notes or Class C Notes. The Note Registrar shall rot be required to exchange or register a transfer of any Class B Note for a period of 15 days immediately preceding the first mailing of a notice of redemption of Class B Notes. The Note Regis-trar shall not be required to exchange or resister a transfer of any Class C Note for a period of 15 days immediately preceding the first mailing of a notice of redemption of Class C Notes. The Issuer Trustee or the Note Registrar shall the Seller notice of any registra-tion of transfer of a Class B Note or Class C Note under this Section 5.4.

                    (c) Upon request, the Collateral Agent shall be entitled at any time and from time to time to obtain from the Issuer the name and address of each Class B Noteholder and each Class C Noteholder, as set forth in the Note Register maintained by the Note Registrar in
          Section 5.4(a) hereof, and to communicate with one or more of such as Noteholders directly. Each and every Noteholder, by receiving and holding a Class B Note or Class C Note, agrees with the Issuer and the Issuer Trustee that none of the Issuer, the Note Registrar, the Collateral Agent, the Seller, the Issuer Trustee or any agent of the Issuer Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Noteholders in accordance with the provisions of the immediately preceding sen-tence, regardless of the source from which such informa-tion was derived, and that none of such Persons shall be held accountable by reason of mailing any material pursu-ant to a request under the immediately preceding sen-tence.

                    5.5  Mutilated, Destroyed, Lost or Stolen
          Notes. (a) Upon notice to the Note Registrar of the mutilation, destruction, loss or theft of any, Class B Note or Class C Note, the Issuer shall at the Issuer's own expense, upon the written request of the affected Noteholder, execute and deliver in replacement thereof (in the absence of notice to the Issuer or the Note Registrar that such Class B Note or Class C Note has been acquired by a bona fide purchaser), a new Class B Note or Class C Note in the same principal amount, dated the date of such Class B Note or Class C Note and designated as issued under this Supplement. If the Class B Note or Class C Note being replaced has become mutilated, such Class B Note or Class C Note shall be surrendered to the Note Registrar and a photocopy thereof shall be furnished to the Collateral Agent by the Note Registrar. If the Class B Note or Class C Note being replaced has been destroyed, lost or stolen, the affected Noteholder shall furnish to the Issuer, the Note Registrar and the Issuer Trustee such security or indemnity as may be reasonably required by them to hold the Issuer, the Note Registrar and the Issuer Trustee harmless and evidence satisfactory to the Issuer Trustee of the destruction, loss or theft of such Class B Note or Class C Note and of the ownership thereof.

                    (b)  Each substitute Class B Note and Class C
          Note issued pursuant to the provisions of this Section
          5.5 by virtue of the fact that any Class B Note or Class C Note is apparently destroyed, lost or stolen shall constitute in original additional contractual obligation of the Issuer, whether or not the apparently destroyed, lost or stolen Class B Note or Class C Note shall be enforceable at any time by anyone and shall be entitled to all the security and benefits of (but shall be subject to all the limitations of rights set forth in) this Supplement and the Agreement equally and proportionately with any and all other Class B Notes or Class C Notes duly authenticated and delivered hereunder. All Class B Notes and Class C Notes shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced, or apparently destroyed, lost or stolen Class B Notes or Class C Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing, or hereafter enacted to the contract with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

                    5.6 Temporary Notes. Until definitive Class B Notes or Class C Notes are ready for delivery, the Issuer Trustee, on behalf of the Issuer, shall authenticate and deliver temporary Class B Notes and Class C Notes. Temporary Class B Notes and Class C Notes shall be sub-stantially in the form of definitive Class B Notes and Class C Notes, respectively, but may have variations that the Seller considers appropriate for temporary Class B Notes and Class C Notes. Without unreasonable delay., the Issuer Trustee, on behalf of the Issuer, shall exe-cute and furnish definitive Class B Notes and Class C Notes and deliver them in exchange for temporary Class B Notes and Class C Notes. Until such exchange, temporary Class B Notes and Class C Notes shall be entitled to the same rights, benefits and privileges as definitive Class B Notes and Class C Notes.

                    5.7 Priority of Payments. (a) No payment or distribution shall be made on or in respect of any Class B Notes or Class C Notes, including any payment of dis-tribution of cash, securities or other property, after the commencement of a proceeding of the type referred to in Section 9.1 (d) of the Agreement, except directly to the Collateral Agent for application as expressly provid-ed in Section 4 hereof and Articles IV and XIII of the Agreement.

                    (b) In the event that Class B Noteholders or Class C Noteholders shall receive any payment or distri-bution on or in respect of any Class B Notes or Class C Notes which such Noteholders are not entitled to receive under this Section 5.7 or under Article IV of the Agree-ment, such Noteholders will hold any amount so received in trust, in the case of Class B Notes, for the Holders of the Class A Notes of all Series and, in the case of Class C Notes, for the Holders of the Class A Notes and Class B Notes of all Series and will forthwith turn over such payment to the Collateral Agent in the form received to be applied or held as provided in Article IV of the Agreement.

                    (c) In connection with any foreclosure sale of all or any part of the Trust Assets, Class B Noteholders and Class C Noteholders will not "bid-in" or purchase any part of such Trust Assets with any Class B Notes or Class Notes unless prior to or contemporaneously with any such purchase (i) by such Class B Noteholders, the Class A Notes of all Series have been or are being, paid in full in Dollars and in immediately available funds (or in such other form as shill be acceptable to the Holders of such obligations or (ii) by such Class C Noteholders, the Class A Notes and Class B Notes of all Series have been or are being so paid in full.

                    (d) Nothing herein contained shall impair, as between the Issuer and the Class B Noteholders and the Issuer and the Class C Noteholders, the obligations of the Issuer to pay such Class B Noteholders or Class C Noteholders the amounts owing under the Class B Notes or Class C Notes held by such Noteholder.

                    5.8 Payments from Trust Assets Only. Except as otherwise expressly provided in the next succeeding sentence of this Section 5.8, all payments to be made by the Issuer or the Collateral Agent under this Supplement or the Agreement, as applicable, shall be made only from the income and the proceeds from the Trust Assets and, in the case of payments of interest on Class B Notes, amounts, if any, on deposit in the Reserve Account for the Class B Noteholders (excluding Investment Earnings) and, with respect to the Trust Assets, only to the extent that the Issuer shall have sufficient income or proceeds from the Trust Assets to enable the Issuer or the Collat-eral Agent, as applicable, to make payments in accordance with the terms hereof. Each Class B Noteholder, by its acceptance of a Class B Note, agrees that it will took solely to the income and proceeds from the Trust Assets, in the case of payments of interest on the Class B Notes, and to amounts on deposit in the Reserve Account exclud-ing Investment Earnings) to the extent available for distribution to it as provided in the Agreement and this Supplement and that the Issuer Trustee is not personally liable to it for any amounts payable or any liability under this Supplement or such Class B Note, except as expressly provided herein and in the Agreement.

                    5.9  Method of Payment.  (a)  As provided in
          Section 4.3 of the Agreement, the Collateral Agent shall, subjects to the terms and conditions thereof, remit all amounts received by it for distribution to the Class B Noteholders and Class C Noteholders to the Class B Noteholders and Class C Noteholders in immediately avail-able funds, such payment to be made in Dollars to the account designated by each such Class B Noteholder and Class C Noteholder at a Bank which is a member of the Federal Reserve System, prior to the close of business in New York on the due date thereof, provided, however, that the Collateral Agent may, at its option, pay such amounts by check mailed to the address of an Class B Noteholder or Class C Noteholder as it appears on the Note Register. In the event the Collateral Agent shall fall to make any such payment as provided in the immediately foregoing sentence after its receipt of funds at the place and prior to the time specified in this paragraph, the Col-lateral Agent, in its individual capacity and not as the Collateral Agent, agrees to compensate the Class B Noteholders and Class C Noteholders for loss of use of funds. In furtherance of the payment of the amounts referred to in this paragraph, the Issuer has assigned to the Collateral Agent certain of its right, title and interest in, to and under the Trust Assets. Upon payment of any such amount by the Collateral Agent to the Class B Noteholders or Class C Noteholders on the due date there-of, interest shall no longer accrue on or in respect of any Class B Note or Class C Note on the amount so paid, to the extent such amount is payable to the Class B Noteholders or Class C Noteholders in reduction of the Principal Amount of the Class B Notes or the Class C Notes respectively.

                    (b) Prior to the due presentment for registra-tion of transfer of any Class B Note or Class C Note, the Issuer, the Issuer Trustee, the Collateral Agent and the Indenture Trustee may deem and treat the Person in whose name any Class B Note or Class C Note is registered on the Note Register as the absolute owner of such Class B Note or Class C Note for the purpose of receiving payment of all amounts payable with respect to such Class B Note or Class C Note for the purpose of receiving payment of all amounts payable with respect to such Class B Note or Class C Note and for all other purposes whether or not such Class B Note or Class Note shall be overdue, and none of the Issuer, the Issuer Trustee or the Collateral Agent shall be affected by any notice to the contrary.

                    (c)  If any sum payable under the Class B
          Notes, the Class C Notes or under this Supplement falls due on a day which is not a Business Day, then such sum shall be payable on the next succeeding Business Day without additional interest as a result of such exten-sion.

                    5.10 Delivery. (a) The Indenture Trustee shall deliver the duly authenticated Series 1996-1 Class A Notes in accordance with Section 2.2(b) of the Inden-ture.

                    (b)  On the Closing Date, the Issuer shall,
          pursuant to Section 5.3(b) hereof, issue and deliver (i) Class B Notes in an aggregate denomination equal to the Initial Class B Principal Amount and (ii) Class C Notes in an aggregate denomination equal to the Initial Class C Principal Amount.

                    5.11 Interest. Interest shall accrue in re-spect of the outstanding Municipal Amount of the Series 1996-1 Notes as of the first day of each Accrual Period from and including the first day of each Accrual Period from and including the first day of such Accrual Period to and including the las day of such Accrual Period at a rate of 6.79% per annum, in the case of Class A Notes, 7.53% per annum, in the case of Class B Notes, and 9.05% per annum, in the case of Class C Notes. In the case of Class B Notes and Class C Notes, the Issuer will pay interest on overdue principal at the rate of 8.53% per annum and 10.05% per annum, respectively; it will pay interest on overdue installments of interest (without regard to any applicable grace periods) at the rate of 8.53% per annum and 10.05% per annum, respectively, to the extent lawful.

                    Interest accrued during each Accrual Period on the Class A Notes and Class B Notes shall be payable on the Distribution Date immediately following the last day of such Accrual Period. If any interest that accrues on the Class A Notes or Class B Notes during an Accrual Period is not paid on the related Distribution Date, such unpaid interest shall be payable on the immediately following Distribution Date in accordance with Article IV of the Agreement.

                    Interest accrued during each Accrual Period on the Class C Notes shall be payable on the Distribution Date immediately following the last day of such Accrual Period provided, that on each Distribution Date following the occurrence of an Event of Default and arising during the continuance of a Restricting Event, accrued interest on the Class C Notes shall be payable solely to the extent of Available Amounts therefor (after giving effect to distributions of Available Amounts on such Distribu-tion Date in accordance with the priorities specified in
          Section 4.3(e) of the Agreement). If any interest that accrues on the Class C Notes during an Accrual Period is not paid on the related Distribution Date, such unpaid interest shall be payable on the immediately following Distribution Date in accordance with Article IV of the Agreement provided, that on each Distribution Date fol-lowing the occurrence of an Event of Default and arising during the continuance of a Restricting Event, any such unpaid interest on the Class C Notes shall be payable solely to the extent of Available Amounts therefor (after giving effect to distributions of Available Amounts on such Distribution Date in accordance with the priorities specified in Section 4.3(e) of the Agreement). Any accrued Interests which is not paid on any Distribution Date following the occurrence of an Event of Default and arising during the continuance of a Restricting Event, together with interest thereon at the Class C Interest Rate, will be due on the Maturity Date; although such amounts may be paid on earlier Distribution Dates as provided in the preceding sentence.

                    Interest on the principal amount of the Series 1996-1 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

                    SECTION 6.     Article V of the Agreement.
          Article V of the Agreement shall read in its entirety as follows and shall be applicable only to the Series 1996-1
          Notes:

                                  ARTICLE V

                                 REPORTS TO
                                 NOTEHOLDERS

                    Section 5.1    Noteholders' Statements.  (a)
               Monthly Statement. On each Distribution Date, the Indenture Trustee shall forward to each Series 1996-1 Class A Noteholder, in accordance with Section 3.10(a) of the Agreement, and the Collateral Agent shall forward to each Class B and Class C Noteholder and each Rating Agency, a Monthly Report substan-tially in the form of Exhibit D to this Supplement prepared by the Servicer and delivered to the Inden-ture Trustee and the Collateral Agent 5 days prior to such Distribution Date setting forth, among other things, the following information with respect to such Distribution Date (which, in the case of sub-clauses (i), (ii) and (iii) below, shall be stated on the basis of an original principal amount of $1,000 per Series 1996-1 Note and, in the case of subclause (v) shall be stated on an aggregate basis and on the basis of an original principal amount of $1,000 per Series 1996-1 Note):

                    (i)  the total amount distributed;

                    (ii) the amount of such distribution allo-
                         cable to principal on the Series
                         1996-1 Notes;

                    (iii)     the amount of such distribution
                              allocable to interest on the
                              Series 19961 Notes;

                    (iv) the amount, if any, by which the
                         unpaid principal amount of the Notes
                         of each Class in the Series 1996-1
                         exceeds the Principal Amount of such
                         Class as of the Record Date with
                         respect to such Distribution Date;
                         and

                    (v)  such other items as are required by
                         Exhibit E to the Agreement.

                    (b) Annual Noteholders' Fax Statement. On or before January 31 of each calendar year, beginning with calendar year 1997, the Indenture Trustee shall distribute on behalf of the Issuer, to each Person who at any time during the preceding calendar year was a Class A Noteholder, a statement prepared by the Servicer and delivered to the Indenture Trustee on or before January 31 of each calendar year con-taining the information required to be contained in the Monthly Report to Series 1996-1 Noteholders, as set forth in Section 5.1 (a)(i), (ii), (iii) and
               (iv) above, aggregated for such calendar year or the applicable portion thereof during which such Person was a Class A Noteholder, together with such other customary information (consistent with the treatment of the Series 1996-1 Class A Notes as debt) as the Servicer deems necessary or desirable to enable the Class A Noteholders to prepare their tax returns consistent with the treatment of the Class A Notes as debt instruments.

                    SECTION 7. Conditions Precedent to Effec-tiveness of Supplement. This Supplement will become effective on the date (the "Effective Date") on which the following conditions precedent have been satisfied:

                    (a)  Documents.  The Issuer Trustee and the
               Collateral Agent shall have received an original executed copy for the Indenture Trustee, each Holder of a Class Note and each Holder of a Class C Note, each executed and delivered in form and substance satisfactory to the Collateral Agent and the Issuer Trustee, of (i) the Agreement executed by a duly authorized officer of each party thereto, (ii) this Supplement executed by a duly authorized officer of each party hereto, (iii) agreement referencing the Original Contracts and (iv) the Note Documents for the issuance of the Series 1996-1 Notes, each satis-fying the requirements of Section 11.1 of the Agree-ment. Each of the Agreement, the Subsequent Pur-chase Agreement, the Note Documents, the Indenture and this Supplement (collectively, the "Series Transaction Agreements") shall have been duly and validly existing and delivered.

                    (b) Notes. The Class A Notes shall have been duly executed in accordance with Section 2.2(a) of the Indenture and authenticated and delivered by the indenture Trustee in accordance with Section 2.2(b)(i) of the Indenture. The Class B Notes and the Class C Notes shall have been duly executed, authenticated and delivered in accordance with
               Section 5 of this Supplement.

                    (c) Corporation Proceedings of the Seller and Servicer. The Collateral Agent shalt have received, with a counterpart for the Indenture Trustee, each Holder of a Class B Note and each Holder of a Class C Note, a copy of the resolutions in form and sub-stance reasonably satisfactory to the Collateral Agent of the Board of Directors of each of the Seller and of the Servicer authorizing the execu-tion, delivery and performance of each of the Series Transaction Agreements to which the Seller or the Servicer, respectively, is a party, certified by the Secretary or an Assistant Secretary of the Seller or the Servicer, as the case may be, as of the date hereof, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate.

                    (d) Corporate Documents. The Collateral Agent shall have received, with a counterpart for each Initial Purchaser, true and complete copies of the certificate of incorporation and by-laws of the Seller and of the Servicer, certified as of the date hereof as true, complete and correct copies thereof by the Secretary or an Assistant Secretary of the Seller or the Servicer, as the case may be.

                    (e) Good Standing Certificates. The Collater-al Agent shall have received, with as many counter-parts as the Collateral Agent shall request, copies of certificates dated as of a recent date from the Secretary of State or other appropriate authority of such jurisdiction, evidencing the good standing of each subservicer appointed by the Servicer pursuant to Section 3.1(e) of the Agreement to perform all or a portion of the servicing functions of the Servicer in each State and Province where the ownership, lease or operation of property or the conduct of business requires it to qualify as a foreign corpo-ration, except, with respect to any such subservicer, where the failure to so qualify would not have a material adverse effect on the business, operations, properties, condition (financial or otherwise) or prospects of such subservicer.

                    (f) Consents, Licenses, Approvals, Etc. The Collateral Agent shall have received, with as many counterparts as the Collateral Agent shall request, certificates dated the date hereof of the President, Chief Financial Officer or any Vice President of the Seller and of the Servicer either (i) attaching copies of all material consents, licenses and ap-provals required in connection with the execution, delivery and performance by the Seller or the Servicer, as the case may be, of this Supplement and the validity and enforceability against the Seller and the Servicer of this Supplement and the Agree-ment, and such consents, licenses and approvals shall be in full force and effect or (ii) stating that no such consents, licenses or approvals are so required.

                    (g) Lien Searches. The Collateral Agent shall have received the results of a recent search by a Person satisfactory to the Collateral Agent, of UCC and other filings with respect to the Seller, each Financing Originator and such other parties as it deems necessary.

                    (h)  Legal Opinions.  The Collateral Agent
               shall have received, (i) a legal opinion of Skadden, Arps, Slate, Meagher & Flom, counsel to the Seller and the Servicer, dated the date hereof, with re-spect to the "true sale" for purposes of the bank-ruptcy code of the Contracts from the Financing Originator to the Seller, (ii) Local opinion of counsel satisfactory to the Issuer Trustee to the effect that (x) the Issuer has a valid and perfected first priority security interest in the Original Contracts and (y) assuming that the Vendor has a valid and perfected security interest under applica-ble law in the related Equipment, that pursuant to
               Section 9-302 of the Delaware UCC, no filing under
               Article 9 of the Delaware UCC is required to contin-ue the perfected status of the security interest in any Equipment against creditors of and transferees from the Obligors a legal opinion of Skadden, Arps, Slate, Meagher & Flom, counsel to the Seller and the Servicer, dated the date hereof, to the effect that a court would not order the substantive consolida-tion of the assets and liabilities of the Seller with those of Newcourt Credit Group USA Inc.; (iv) a legal opinion of Skadden, Arps, Slate, Meagher & Flom, counsel to the Seller and the Servicer, dated the date hereof, with respect to the tax matters set forth in Section 6.2(b)(viii) of the Agreement, in form and substance satisfactory to the Issuer Trust-ee, (v) a legal opinion of Pryor, Cashman, Sherman & Flynn, counsel to the Issuer Trustee, dated the date hereof, (vi) a legal opinion of John P. Stevenson, counsel to the Servicer, dated the date hereof, substantially in the form set forth in Exhibit E, and (vii) a legal opinion of K. Nicholas Martitsch, counsel to the Newcourt Financial USA Inc., dated the date hereof, substantially in the form set forth in Exhibit F hereto.

                    (i) Certificates. In addition to the certifi-cates required pursuant to Section 6.2(v) of the Agreement, the Collateral Agent shall have received certificates of each of the Seller and the Servicer, dated the Closing Date, of any two of the President, any Vice President, the chief financial officer and the Treasurer of the Seller or the Servicer, as the case may be, stating that the representations and warranties of the Seller or the Servicer, as the case may be, contained in the Transaction Agree-ments, are true and correct on and as of the Closing Date, (ii) the Seller or the Servicer, as the case may be, has complied with all agreements and satis-fied all conditions on its part to be performed or satisfied hereunder and under such agreement at or prior to the Closing Date, (iii) the absence of any Event of Default or restricting Event on the Closing Date or the occurrence of any event that, with the passage of time, would constitute such an event and
               (iv) since December 31, 1995, there has been no material adverse change in the financial position of the Seller or the Servicer, as the case maybe, or the Issuer or any change, or any development includ-ing a prospective change, in or affecting the condi-tion (financial or otherwise), results of opera-tions, business or prospects of the Seller or the Servicer, as the case may be, or the Issuer except as described therein. Any officer making such certification may rely upon his or her knowledge as to the proceedings pending or threatened.

                    (j)  Series Accounts.  The Collateral Agent
               shall have received evidence satisfactory to it that the Collection Account and the reserve Account shall have been established and the Seller shall have deposited (d) Collections with respect to the relat-ed Original Contracts since the related Cut Off Date into the Collection Account and (y) the Minimum Deposit into the Reserve Account.

                    (k) Fees and Expenses. All fees and expenses to be paid on the Closing Date shall have been received by the appropriate Persons, provided that the Servicer shall have received an invoice setting forth such fees and expenses in reasonable detail.

                    SECTION 8. Representations and Warranties of the Issuer Trustee, the Seller, the Servicer and the Collateral Agent. Each of the Seller and the Servicer, jointly an severally, the Issuer Trustee (not in its individual capacity but solely as Issuer Trustee), as to Sections 8(a), 8(b) and 8(c) hereof only, and the Collat-eral Agent, as to Sections 8(a), 8(b) and 8(c) hereof only, represents and warrants, and agrees that:

                    (a) The representations and warranties of the Seller, the Servicer, the Issuer Trustee and the Collateral Agent in the Agreement will be true and correct as of the Closing Date.

                    (b) This Supplement has been duly authorized, executed and delivered by each of the Seller, the Servicer, the Issuer Trustee and the Collateral Agent and each such party has the power and authori-ty to execute and deliver this Supplement and to carry out its terms.

                    (c)  This Supplement constitutes the legal,
               valid and binding obligation of each of the Seller, the Servicer, the Issuer Trustee and the Collateral Agent, enforceable in accordance with its terms against each such party.

                    (d) When authenticated by the Indenture Trust-ee in accordance with the Indenture, in the case of the Class A Notes, and delivered and paid for pursu-ant to the Indenture, the Class A notes will be duly and validly issued and outstanding and will consti-tute valid and binding obligations of the Issuer entitled to the benefits afforded by the Agreement, this Supplement and the Indenture and enforceable in accordance with their terms.

                    (e) When authenticated by the Issuer in accor-dance with this Supplement, in the case of the Class B Notes and Class C Notes, and delivered and paid for pursuant to this Supplement, the Class B Notes and Class C Notes will be duly and validly issued and outstanding and will constitute valid and bind-ing obligations of the Issuer entitled to the bene-fits afforded by the Agreement and this Supplement and enforceable in accordance with their terms.

                    (f) The execution and delivery of this Supple-ment and the consummation of the transactions con-templated by, and the fulfillment of the terms of, this Supplement by the Seller and the Servicer (with or without notice or lapse of time) will not (A) conflict with, result in any breach of any of the terms or provisions of, or constitute a default under, the articles of incorporation or by-laws of the Seller or the Servicer, or any term of any indenture, agreement, mortgage, deed of trust or other instrument to which such party is a party or by which it is bound, (B) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agree-ment, mortgage, deed of trust or other instrument, or (C) violate any law, regulation, order, writ, judgment, injunction, decree, determination or award of any Governmental Authority applicable to such party or any of its properties, except any violation or default that would not have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Seller or the Servicer, respectively.

                    (g)  No consent, approval, authorization,
               order, registration, filing, qualification, license or permit of or with any Governmental Authority having jurisdiction over the Seller other Servicer or any of their respective properties is required to be obtained by or with respect to the Seller or the Servicer in connection with the execution and deliv-ery of into this Supplement, or with respect to the issuance and delivery of the Class A Notes, Class B Notes, the Class C Notes and the fulfillment of or the terms hereof or thereof.

                    (h) There are no proceedings or investigations pending or, to the best knowledge of the Seller or the Servicer, threatened against the Seller or the Servicer, before any Governmental Authority (i) asserting the invalidity of this Supplement, the Class A Notes, the Class B Notes or the Class C Notes, (ii) seeking to prevent the issuance of the Class A Notes, the Class B Notes or the Class C Notes or the consummation of any of the transactions contemplated by this Supplement, the Class A Notes, the Class B Notes or the Class C Notes, (iii) seek-ing any determination or ruling that, in the reason-able judgment of the Seller or the Servicer, could reasonably be expected to be adversely determined, and if adversely determined, would materially and adversely affect the performance by either the Seller or the Servicer of its obligations under this Supplement, the Class A Notes, the Class B Notes or the Class C Notes or (iv) seeking to impose income taxes on the Issuer.

                    (i)  Neither the Issuer nor the Seller is an
               "investment company" or under the "control" of an "investment company" within the meaning thereof as defined in the Investment Company Act of 1940, as amended.

                    (j)  Any taxes, fees and other governmental
               charges imposed upon the Seller or the Servicer or on the assets of the Issuer in connection with the execution, delivery and issuance by the Seller or the Servicer of the Series Transaction Agreements and the issuance, delivery and of the Series 1996-1 Notes by the Issuer and which are due at or prior tot he Closing Date have been or will have been paid by the Seller at or prior to the Closing Date.

                    (k) None of the Contracts in the Contract Pool is or may become subject to a floating interest rate provision.

                    (l)  The aggregate principal amount of Con-
               tracts which are subject to voluntary prepayment by an Obligor does not exceed 30% of the aggregate principal amount of Contracts in the Contract Pool.

                    (m)  Approximately 8.95% of the ADCB of the
               Initial Contracts provide for payments by the Obli-gor thereunder on a basis other than monthly pave-ments.

                    SECTION 9.     Reports by the Servicer.  (a)
          The Servicer shall:

                    (i)  provide to each Class B Noteholder and
               Class C Noteholder, within fifteen days after the Issuer (or the Seller on behalf of the Issuer,) is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer (or the Seller or behalf of the Issuer) may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

                    (ii) provide to each Class B Noteholder and
               Class C Noteholder, such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Supplement as may, be required from time to time by such rules and regulations; and

                    (iii) supply to the holders of the Class B Notes and Class C Notes such summaries of any infor-mation, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 9 as may be required by rules and regulations prescribed from time to time by the Commission.

                    (b)  Unless the Seller otherwise determines,
          the fiscal year of the Issuer shall end on December 31 of such year.

                    (c)  On each Distribution Date, the Servicer
          shall provide to each Class B Noteholder and Class C Noteholder a copy of the reports specified in Sections 3.10(a), 3.10(b), 3.11 and 3.12 of the Agreement.

                    SECTION 10.    Covenants, Restricting Events.

                    10.1 Covenants of the Seller. The Seller hereby agrees that:

                    (a)  it shall observe each and every of its
               respective covenants (both affirmative and negative) contained in the Agreement (as modified by this Supplement) and this Supplement in all material respects;

                    (b) it shall not amend, supplement or other-wise modify, or terminate the Agreement or this Supplement, unless in strict compliance with the terms thereof or hereof;

                    (c)  it shall not change in any material re-
               spect its current policies, practices or guidelines to the extension of credit to Vendors or End Users or the terms or provisions of the Contracts or Vendor Notes so as to adversely effect the general quality of the Contract Pool without the prior written consent of the Required Holders; and

                    (d)  to the extent, if any, that the rating
               provided with respect to the Series 1996-1 Notes by a Rating Agency is conditional upon the furnishing of documents or the taking of any other actions by the Seller, to furnish such documents and take such other actions;

                         (e)  it shall file or cause to be filed, any
                    documents, including, without limitation, financing statements, (i) within 30 days following the First Closing, Date, required to be filed in order to perfect the sale of Contracts and interests in Secondary Contracts and the related Equipment by the Financing Originator to the Seller pursuant to the Purchase Agreements, (ii) within 10 days following the First Closing Date, required to be filed in order to create, in favor of the Issuer Trustee on behalf of the Issuer, a perfected first priority security interest in the Trust Assets under the Agreement with respect to which an interest may be perfected by a filing under the UCC or the Personal Property Security Act (Ontario), and (iii) within 10 days following the First Closing Date, required to be filed in order to assign such interest to the Collateral Agent; which financing statements shall, in each case, be properly filed in each office in each jurisdiction listed in the Agreement or the Purchase Agreements, as the case may be, and which shall be the only filings required in order to perfect the sale of the Contracts and interests in Secondary Contracts and the related Equipment to the Seller under the Purchase Agreements and the trans-fer of such assets to the Issuer, under the Agree-ment, as the case may be, in the jurisdictions listed therein; and

                         (f)  as soon as reasonably practicable, it
                    shall deliver, or cause to be delivered to the Collateral Agent, evidence reasonably satisfactory to it of each filing referred to in the foregoing clause (e) and satisfactory evidence of the payment of any necessary fee, tax or expense relating there-to.

                         10.2 Covenants of the Servicer.  The Servicer
               hereby covenants and agrees that:

                         (a)  it shall observe each and every of its
                    covenants (both affirmative and negative) contained in the Agreement (as modified by the Supplement) and this Supplement in all material respects.

                         (b) it shall not amend, supplement or other-wise modify or terminate the Agreement or this Supplement, unless in strict compliance with the terms thereof of hereof;

                         (c) it shall give prior notice to the Collat-eral Agent of the delegation of any of its servic-ing, collection, enforcement or administrative duties with respect to the Contracts;

                         (d) it is not change in any material respect its current policies, practices or guidelines relat-ing to the extension of credit to End Users or Vendors or the terms or provisions of the Contracts or Vendors Notes so as to adversely affect the general quality of the Contract Pool without the prior written consent of the Required Holders;

                         (e) it shall provide to the Collateral Agent, simultaneously with delivery to the Issuer Trustee and the Indenture Trustee, all reports, certifi-cates, statements and other documents required to be delivered to the Issuer Trustee and the Indenture Trustee pursuant to the Agreement;

                         (f) it shall provide at any time and from time to time to the Collateral Agent access to documenta-tion regarding the Contract Pool, including the Contract Files, such access being afforded without charge but only (A) upon reasonable request, (B) during normal business hours, (C) subject to the Servicer's normal security and confidentiality procedures and (D) at offices designated by the Servicer;

                         (g) it shall provide notice to the Collateral Agent of the appointment of a Successor Servicer pursuant to Section 10.2 of the Agreement; and

                         (h)  to the extent, if any, that the rating
                    provided with respect to the Series 1996-1 Notes by a Rating Agency is conditioned upon the furnishing of documents or the taking of actions by the Servicer, to furnish such documents and take any such other actions.

                         10.3 Covenants of the Issuer Trustee.  (a)  The
               Issuer Trustee hereby covenants and agrees that it shall provide at any time and from time to time to the Collat-eral Agent access to documentation, if any, held by it regarding the Contract Pool, such access being afforded without charge but only (i) upon reasonable request, (ii) during normal business hours, (iii) subject to the Servicer's normal security, and confidentiality proce-dures and (iv) at offices designated by the Issuer Trustee.

                         (b)  The Issuer Trustee hereby covenants and
               agrees that except as permitted under the Agreement, it will not directly or indirectly create, incur, assume or suffer to exist any Lien attributable to the Issuer Trustee in its individual capacity with respect to any of the properties or assets of the Issuer Assets and it shall, at the Issuer's own cost and expense, promptly take such action as may be necessary to discharge duly any such Lien. The Issuer Trustee will cause restitution to be made to the Trust Assets in the amount of any diminution of the value thereof as the result of any Lien thereon attributable to it in its individual capacity.

                         (c)  The Issuer Trustee hereby covenants and
               agrees to perform and comply with each and every covenant and agreement made by the Issuer Trustee in the Agreement as if such covenants and agreements were fully set forth herein.

                         10.4 Covenants of the Issuer.  The Issuer
               hereby covenants and agrees to perform and comply with each and every covenant and agreement made by the Issuer in the Agreement as if such covenants and agreements were fully set forth herein.

                         10.5 Events of Default and Restricting Events.

                         (a)  Events of Default.  If any one of the
               following events shall occur:

                              (i)       failure on the part of the
                    Seller, the Issuer or the Issuer Trustee to observe or perform any other covenants or agreements of such Person set forth in this Supplement, A which failure has a material adverse effect on the Class B Noteholders or the Class C Noteholders and which continues unremedied for a period of 60 day after written notice; or

                              (ii)      any representation or warranty
                    made by the Seller, the Servicer, the Collateral Agent or the Issuer Trustee in this Supplement shall prove to have been incorrect in any material respect when made of when delivered, which continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Class B Noteholders or the Class C Noteholders are materially and adversely affected and continue to be materially and adversely affected for such period.

               then, and in any such event, after the applicable grace period set forth in such subparagraphs,the Required Holders, by written notice to the Collateral Agent, may declare that an event of default (a "Note Event of De-fault") under this Supplement has occurred as of the date of such notice.

                         (b) A "Restricting Event" under the Agreement shall constitute a Restricting Event under this Supple-ment.

                         10.6 Notice to Rating, Agencies, etc.  Promptly
               following its receipt of written notice of any Event of Default, Note Event of Default or Restricting Event, the Collateral Agent shall send a copy thereof to each Class B Noteholder, each Class C Noteholder and each Rating Agency.

                         10.7 Remedies.  (a)  If an Event of Default
               referred to in subparagraphs (d) or (e) of Section 9.1 of the Agreement shall have occurred, the Holders of the Class B Notes and Class C Notes shall the rights set forth in Section 9.1 of the Agreement.

                         (b)  If any other Event of Default or Note
               Event of Default shall have occurred and be continuing, then and in every such case, each Class B Noteholder and Class C Noteholder shall deliver a notice to the Collat-eral Agent specifying whether such Class B Noteholder or Class C Noteholder desires to declare an "Event of De-fault" under the Agreement and specifying the Principal Amount of Class B Notes or Class C Notes held by such Noteholder or Class C Noteholder.

                         10.8 Remedies Cumulative.  Each and every
               right, power and remedy given to the Class B Noteholders and the Class C Noteholders specifically or otherwise in this Supplement or the Agreement in addition to every other right, power and remedy herein or therein specifi-cally given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy, whether specifically herein or therein given or otherwise existing may, subject always to the terms and conditions hereof and thereof, be exercised from time to time and as often and in such order as may be deemed expedient by the Class B Noteholders and the Class C Noteholders and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of any default on the part of the Class B Noteholders or the Class C Noteholders or to be an acqui-escence therein.

                         10.9 Discontinuance of Proceedings.  Class B
               Noteholders or the Class C Noteholders shall have insti-tuted any proceeding, to enforce any right, power or remedy under this Supplement or the Agreement by foreclo-sure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Class B Noteholders or the Class C Noteholders, then and in every such case the Class B Noteholders or the Class C Noteholders, as applicable, the Issuer Trustee, the Collateral Agent and the Issuer shall, subject to any determination in such proceedings, be restored to their former positions and rights hereunder and thereunder with respect to the Trust Assets, and all rights, remedies and powers of the Class B Noteholders or the Class C Noteholders, as applicable, shall continue as if no such proceedings had been insti-tuted.

                         10.10     Right of Noteholders to Receive
               Payments not to be Impaired. Anything in this Supplement to the contrary notwithstanding, the right of any Class B Noteholder or Class C Noteholder to receive distributions of payments required pursuant to Section 4.1 or 4.3 hereof on the applicable Class B Notes or Class C Notes when due, or to institute suit for the enforcement of any such payment on or after the applicable Distribution Date, shall not be impaired or affected without the consent of such Class B Noteholder or Class C Noteholder.

                         10.11 Limitation on Suits. (a) No Class B Noteholder or Class C Noteholder may pursue any remedy with respect to this Supplement, the Agreement or the Class B notes or the Class C notes, as applicable, un-less: (i) such Class B Noteholder or Class C Noteholder gives to the Issuer written notice stating than a Re-stricting Event is continuing; and (ii) a Controlling Party agrees in writing to pursue the remedy.

                         (b) A Noteholder may not use this Supplement or the Agreement to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

                         10.12 Undertaking for Costs. The parties hereto agree that, in any suit for the enforcement of any right or remedy under this Supplement or the Agreement, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. The provisions of this Section 10.12 do not apply to a suit by Class B Noteholders holding more than 10% of the aggregate unpaid Outstanding Principal Amount of the Class B Notes or Class C Noteholders holding more than 10% of the aggre-gate unpaid Outstanding Principal Amount of the Class C Notes.

                         10.13     Waiver of Stay or Extension Laws.
               (a) The Issuer Trustee covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any appraisement, valuation, stay, extension or redemption law wherever enacted, now or at any time hereafter in force, in order to prevent or hinder the enforcement of this Supplement or the Agree-ment, or the absolute state of the Trust Assets, or any part thereof, or the possession thereof by any, purchaser at any sale under this Section 10.13 or under the Agree-ment and the Issuer Trustee for itself and all who may claim under it, so far as 1, or any of them now or here-after lawfully may, hereby, waives the benefit of all such laws. The Issuer Trustee for itself and all who may claim under it waives, to the extent that it lawfully may, all right to have the property in the Trust Assets marshalled upon any foreclosure thereof, and agrees that any court having Jurisdiction to foreclose the Agreement may order the sale of the Trust Assets as an entirety.

                         (b)  If any taw referred to in this Section
               10.13 and now in force, of which the Issuer Trustee or its successors might take advantage despite this Section 10.13, shall hereafter be repeated or cease to be in force, such law shall not thereafter be deemed to consti-tute any part of the contract herein contained or to preclude the application of this Section 10.13.

                         SECTION 11.    Pooling Agreement.

                         11.1 Pooling, Agreement.  (a)  In order to
               secure the due and punctual payment of the obligations of the Issuer, the Issuer Trustee, among others, has entered into Agreement to create the Liens created therein and for related matters. Each Class B Noteholder and Class C Noteholder hereby appoints the Collateral Agent as its agent and the Collateral Agent hereby accepts such ap-pointment. The Issuer Trustee, the Issuer and the Col-lateral Agent hereby agree that the Collateral Agent holds a security interest in the Trust Assets for the benefit of the Class B Noteholders, the Class C Noteholder and the other Secured Parties pursuant to the terms of the Agreement.

                         (b)  Each Class B noteholder and Class C
               Noteholder, by accepting a Class B Note or Class C Note, agrees to all of the terms and provisions of the Agree-ment as the same may be amended from time to time pursu-ant to the provisions thereof.

                         (c) As more fully set forth in the Agreement, the Class B noteholders have rights in and to the Trust Assets which are a provided therein senior to the rights of the holders of the Class C Notes, but junior to the rights of the holders of the Class A Notes.

                         (d) As amongst the Class B Noteholders of all Series, the Trust Assets as now or hereafter constituted shall be held for the equal and ratable benefit of such Class B Noteholders without preference, priority or distinction of any thereof over any other by reason of difference in time of issuance, sale or otherwise, as security for the Class B Notes.

                         (e) As amongst the Class C Noteholders of all Series, the Trust Assets as now or hereafter constituted shall be held for the equal and ratable benefit of such Class C Noteholders without preference, priority or distinction of any thereof over any other by reason of difference in time of issuance, sale or otherwise, as security for the Class C Notes.

                         11.2 Release Upon Termination of the Issuer
               Trustee's Obligations. (a) In the event that this Supplement shall be satisfied and discharged in accor-dance with Article XIII of the Agreement, the Class B Noteholders and the Class C Noteholders shall deliver to the Collateral Agent a notice stating that each of the Class B Noteholders and Class C Noteholders, respective-ly, disclaims and gives up any and all rights it has in or to the Trust Assets and any rights it has under the Agreement and, upon and after the receipt by the Collat-eral Agent of such notice, the Collateral Agent shall not be deemed to hold its security interest in the Trust Assets on behalf of the Class B Noteholders or Class C Noteholders, as applicable.

                         (b)  Any release of the Trust Assets made
               strictly in compliance with the provisions of this Sec-tion 11.2 shalt not be deemed to impair the Liens secur-ing the Class B Notes and Class C Notes.

                         11.3 Collateral Agent's Duties.  The Collateral
               Agent, acting in its capacity as such, shall have only such duties with respect to the Trust Assets as are set forth in the Agreement and this Supplement.

                         SECTION 12.    Amendment and Waiver.

                         12.1 Requirements.  This Supplement, the Class
               B Notes and the Class C Notes may be amended, and the observance of any term hereof or of the Class B Notes or Class C Notes may be waived (either retroactively or prospectively), in the case of Class B Notes, with (and only with) the written consent of the Issuer Trustee, the Holders of Class A Notes, the Rating Agency and the Required Holders and, in the case of Class C Notes, with (and only with) the written consent of the Issuer Trust-ee, the Holders of the Class A Notes, the Holders of the Class B Notes, the Rating Agency and the Required Hold-ers, except that (a) no amendment or waiver of any of the provisions of Section 7 and 8 hereof, or any defined term (as it is used therein), will be effective as to any Class B Noteholder or Class C Noteholder unless consented to by such Noteholder in writing, and (b) no such amend-ment or waiver may, without the written consent of the Holder of each Class B Note or Class C Note at the time outstanding affected thereby, (i) subject to the provi-sions of Section 10 relating to acceleration or rescis-sion, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest on the Class B Notes or Class C Notes, (ii) change the percentage of the principal amount of the Class B Notes or Class C Notes, the Holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 10.5, 10.7 or 12. Notwithstanding any-thing in this Section 12 to the contrary, no amendment may be made to this Supplement without satisfaction of the Rating Agency Condition.

                         12.2 Solicitation of Holders of Notes.  (a)
               Solicitation. The Servicer wilt provide each Holder of the Class B Notes and Class C Notes (irrespective of the amount of Class B Notes or Class C Notes then owned by
               it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Class B Notes or Class C Notes, as applicable. The Servicer will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 12 to each Holder of outstanding Class B Notes or Class C Notes, as applica-ble, promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Holders of Class B Notes or Class C Notes.

                         (b)  Payment.  The Issuer Trustee will not
               directly or indirectly pay or cause to be paid any remu-neration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any Holder of Class B Notes or Class C Notes as consideration for or as an inducement to the entering into by any Holder of Class B Notes or Class C Notes or any waiver or amendment of any of the terms and provisions hereof or of the Class B Notes or Class C Notes unless such remunera-tion is concurrently paid, or security is concurrently granted, on the same terms, ratably to each Holder of Class B Notes or Class C Notes then outstanding whether or not such Holder consented to such waiver or amendment.

                         12.3 Binding Effect.  Any amendment or waiver
               consented to as provided in this Section 12 applies equally to all Holders of Class B Notes and Class C Notes and is binding upon them and upon each future Holder of any Class B Note or Class C Note and upon the Issuer Trustee without regard to whether such Class B Note or Class C Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant., agreement, Note Event of Default or Event of Default not expressly amended or waived or impair any right consequent thereon, No course of dealing between the Issuer Trustee and the Holder of any Class B Note or Class C Note nor any delay in exer-cising any rights hereunder or under any Class B Note or Class C Note shall operate as a waiver of any rights of any Holder of such Class B Note or Class C Note.

                         12.4 Notes Held by Issuer Trustee, etc.  Solely
               for the purpose of determining whether the Holders of the requisite percentage of the aggregate principal amount of Class B Notes or Class C Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Supplement or the Class B Notes or Class C Notes, or have directed the taking of any action pro-vided herein or in the Class B Notes or Class C Notes to be taken upon the direction of the Holders of a specified percentage of the aggregate principal amount of Class B Notes or Class C Notes then outstanding, the Class B Notes or Class C Notes directly or indirectly owned by the Issuer Trustee, the Servicer or any of its Affiliates shall be deemed not to be outstanding; provided that, for the proposes of this Section 12.4, the Issuer Trustee, acting in its individual capacity, shall not be deemed an Affiliate of the Seller.

                         SECTION 13.    Miscellaneous.

                         13.1 Obligations Unaffected.  The obligations
               of the Seller and the Servicer to the Collateral Agent, the Issuer Trustee and the Purchasers under this Supple-ment shall not be affected by reason of any invalidity, illegality or irregularity of any of the Contracts, Vendor Notes or the related Equipment or Applicable Security or any sale of any of the foregoing.

                         13.2 Successors and Assigns.  (a)  This Supple-
               ment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Seller may not assign or trans-fer any of its rights under this Supplement without the prior written consent of the Initial Purchasers.

                         (b)  Notwithstanding anything, contained in
               this Supplement to the contrary, unless an Opinion of Counsel is delivered that the Class B Notes and the Class C Notes will be treated as debt for federal income tax purposes, the Class B Notes and the Class C Notes may only be held by U.S. Persons.

                         13.3 Obligation to Make Payments in Dollars.
               All payments made by or on behalf of the Issuer under this Supplement, the Class B Notes or the Class C Notes shall be in Dollars and the obligations of the Issuer to make payments in Dollars of any of its obligations under this Supplement, the Class B Notes or the Class C Notes shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any currency other than Dollars, except to the extent such tender or recovery shall result in the actual re-ceipt by the Holder of any Class B Note or Class C Note of the full amount of Dollars expressed to be payable in respect of any such obligations. The obligation of the Issuer to make payments in Dollars as aforesaid shall be enforceable as an alternative or additional cause of action for the purpose of recovery in Dollars of the amount, if any, by which such actual receipt shalt fall short of the full amount of Dollars expressed to be payable in respect of any such obligations.,and shalt not be affected by judgment being obtained for any other sums due under this Supplement, the Class B Notes or Class C Notes.

                         13.4 Repurchase by Seller.  Upon any repurchase
               of the Series 1996-1 Notes by the Seller pursuant to the Agreement, the Seller shall pay, in addition to the amounts set forth in the Agreement, any accrued and unpaid costs hereunder.

                         13.5 Final Distribution.  Written notice of any
               termination, specifying, the Distribution Date upon which the Series 1996-1 Noteholders may surrender their Series 1996-1 Notes for payment of the final distribution and cancellation shall be given by the Collateral Agent to the Issuer Trustee, the Indenture Trustee and the Series 1996-1 Noteholders, at the written request of the Servicer, not later than the 60th day immediately preced-ing the Distribution Date on which final payment of the Series 1996-1 Notes shall be made.

                         13.6 Ratification of Agreement.  As supplement-
               ed by this Supplement, the Agreement is in all respects ratified and confirmed and the Agreement as so supple-mented by this Supplement shall be read, taken and con-strued as one and the same instrument.

                         13.7 No Representations or Warranties as to
               Documents. None of the Issuer Trustee, the Collateral Agent or the Indenture Trustee in its individual capacity makes or shall be deemed to have made any representation or warranty as to the validity, legality or enforceabili-ty of this Supplement, the Agreement, the Class B Notes or the Class C Notes or as to the correctness of any statement contained in any thereof, except for the repre-sentations and warranties of the Issuer Trustee, the Collateral Agent or the Indenture Trustee, made in their respective individual capacities, under any document to which such party is a party. The Class B Noteholders and the Class C Noteholders make no representation or warran-ty hereunder whatsoever.

                         13.8 Counterparts.  This Supplement may be
               executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

                         13.9 GOVERNING LAW.  THIS SUPPLEMENT SHALL IN
               ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PROVISIONS THEREOF GOVERNING CONFLICTS OF LAW, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                         13.10 The Trustee. The Issuer Trustee not shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplement or for or in respect of the recitals contained herein, all of which recitals are made solely by the Seller.

                         13.11     Instructions in Writing.  All in-
               structions given by the Servicer to the Indenture Trustee or Issuer Trustee pursuant to this Supplement shall be in writing, and may be included in a certificate delivered pursuant to Section 3.4(b) of the Agreement.


                         IN WITNESS WHEREOF, the parties have caused
               this Series 1996-1 Supplement to be duty executed by their respective officers as of the day and year first above written.

                                             NEWCOURT RECEIVABLES
                                              CORPORATION, as Seller

                                             By:/s/ Daniel A. Jauernig
                                             Title:

                                             NEWCOURT CREDIT GROUP INC.,
                                              as Servicer

                                             By:/s/ Daniel A. Jauernig
                                             Title:

                                             CHEMICAL BANK DELAWARE,
                                              as Issuer Trustee

                                             By:/s/ John J. Cashin
                                             Title: Senior Trust Officer

                                             FLEET NATIONAL BANK,
                                              as Collateral Agent

                                             By:/s/ Susan Keller
                                             Title: Vice President


                                       SCHEDULE 1
                                           to
                                SERIES 1996-1 SUPPLEMENT

                            INITIAL PURCHASERS' COMMITMENTS

                Initial        Class B        Class C        Total
               Purchaser     Commitment     Commitment      Commitment

     First Union Capital   $5,150,445.30  $3,468,313.33  $8,618,758.63
       Markets Corp.

     Newcourt Receivables     $52,024.70  $1,734,156.67  $1,786,181.37
       Corporation


                                       SCHEDULE 2
                                           to
                                SERIES 1996-1 SUPPLEMENT

                               LIST OF ORIGINAL CONTRACTS


                                       EXHIBIT A
                                           to
                                 SERIES 1996 SUPPLEMENT

                                  FORM OF CLASS B NOTE

               REGISTERED                                    $__________

               No. _____

                          SEE REVERSE FOR CERTAIN DEFINITIONS

                                                     CUSIP NO. 65118YAB3

                    THIS SERIES 1996-1 CLASS B NOTE HAS NOT BEEN REGIS-
               TERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SERIES 1996-1 CLASS B NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANS-ACTION IS EXEMPT FROM OR NOT SUBJECT TO, REGISTRATION.

                    THE HOLDER OF THIS SERIES 1996-1 CLASS B NOTE BY ITS
               ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SERIES 19961 CLASS B NOTE, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH NEWCOURT RECEIVABLES CORPORATION (THE "SELLER") OR ANY AFFILIATE OF THE SELLER WAS THE OWNER OF THIS SERIES 1996-1 CLASS B NOTE (OR ANY PREDECESSOR OF SUCH SERIES 1996-1 CLASS B NOTE), ONLY (A) TO THE SELLER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, ( C) FOR SO LONG AS THE SERIES 1996-1 CLASS B NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITU-TIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURI-TIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN ACCREDITED INVESTOR \WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL INVESTOR ACQUIR-ING THE SERIES 1996-1 CLASS B NOTE FOP, ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SERIES 1996-1 CLASS B NOTES OF $500,000, FOR INVEST-MENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE SELLER'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) AND (El) TO REQUIRE THE DELIVERY OF AN OPINION OF COUN-SEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE SELLER, AND IN THE CASE OF THE FOREGOING CLAUSE
               (D), A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SERIES 1996-1 CLASS B NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE SELLER. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                    THE HOLDER OF THIS SERIES 1996-1 CLASS B NOTE BY ITS
               ACCEPTANCE HEREOF AGREES THAT IT WILL NOT SELL, TRADE, ASSIGN OR OTHERWISE DISPOSE OF THIS SERIES 1996-1 CLASS B NOTE (OR ANY INTEREST HEREIN) OR CAUSE THIS SERIES 1996-1 CLASS B NOTE (OR ANY INTEREST HEREIN) TO BE MARKETED ON OR THROUGH AN "ESTABLISHED SECURITIES MARKET" WITHIN THE MEANING OF SECTION 7704(B)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), INCLUDING, WITHOUT LIMITATION, AN OVER-THE-COUNTER MARKET OR AN INTERDEALER QUOTATION SYSTEM THAT REGULARLY DISSEMINATES FIRM BUY OR SELL QUOTATIONS

                    EACH PURCHASER FURTHER REPRESENTS AND WARRANTS THAT
               SUCH PURCHASER IS NOT AND WILL NOT BECOME A PARTNERSHIP, SUBCHAPTER S CORPORATION OR GRANTOR TRUST FOR UNITED STATES FEDERAL INCOME TAX PURPOSES OR, IF IT IS OR BE-COMES SUCH AN ENTITY, LESS THAN 50 PERCENT OF THE AGGRE-GATE VALUE OF THE ASSETS OF SUCH ENTITY ARE ATTRIBUTABLE TO INTERESTS IN THE TRUST

                    THIS SERIES 1996-1 CLASS B MAY NOT BE ACQUIRED,
               SOLD, TRADED OR TRANSFERRED BY A PERSON WHO IS NOT EITHER
               (A)(I) A CITIZEN OR RESIDENT OF THE UNITED STATES, (II) A CORPORATION, PARTNERSHIP OR OTHER ENTITY ORGANIZED IN OR UNDER THE LAWS OF THE UNITED STATES OR ANY POLITICAL SUBDIVISION THEREOF OR (III) A PERSON NOT DESCRIBED IN
               (I) OR (II) WHOSE OWNERSHIP OF THE SERIES 1996-1 CLASS B NOTES IS EFFECTIVELY CONNECTED WITH SUCH PERSON'S CONDUCT OF A TRADE OR BUSINESS WITHIN THE UNITED STATES (WITHIN THE MEANING OF THE CODE) AND ITS OWNERSHIP OF ANY INTER-EST IN A SERIES 1996-1 CLASS B NOTE WILL NOT RESULT IN ANY WITHHOLDING OBLIGATION WITH RESPECT TO ANY PAYMENTS WITH RESPECT TO THE SERIES 1996-1 CLASS B NOTES BY ANY PERSON (OTHER THAN WITHHOLDING, IF ANY, UNDER SECTION 1446 OF THE CODE) OR (B) AN ESTATE OR TRUST THE INCOME OF WHICH IS INCLUDIBLE IN GROSS INCOME FOR UNITED STATES FEDERAL INCOME TAX PURPOSES.

                    THIS SERIES 1996-1 CLASS B NOTE WILL NOT BE ACCEPTED
               FOR REGISTRATION OF TRANSFER EXCEPT UPON PRESENTATION OF EVIDENCE SATISFACTORY TO THE ISSUER TRUSTEE AND SUCH OTHER APPROPRIATE PARTY THAT THE RESTRICTIONS ON TRANSFER SET FORTH IN THE SERIES 1996-1 CLASS B NOTE MEMORANDUM, NOTE PURCHASE AGREEMENT AND OTHER RELATED DOCUMENTS HAVE BEEN COMPLIED WITH. THIS SERIES 1996-1 CLASS B NOTE MAY NOT BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANS-FERRED WITHOUT THE PRIOR WRITTEN CONSENT OF EACH OF THE SELLER, AND THE SERVICER AND UNLESS AND UNTIL THE ISSUER TRUSTEE SHALL HAVE RECEIVED THE CERTIFICATIONS REQUIRED.

                            NEWCOURT RECEIVABLES ASSET TRUST

                     SERIES 1996-1 CLASS B 7.53% ASSET BACKED NOTE

                         Newcourt Receivables Asset Trust, a business
               trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to _______________, or registered assigns, the principal sum of $__________, payable on each Distribution Date in the amounts and to the extent described in the Pooling Agree-ment and the Supplement, provided, however, that the entire unpaid principal amount of this Series 1996-1 Class B Note shall be due and payable on the earlier of the Maturity Date of August 20, 2003 and the date Fixed for redemption, if any, pursuant to Section 13.2 of the Pooling Agreement or Section 4.2(a) of the Supplement. The Issuer will pay interest on this Series 1996-1 Class B Note on each Distribution Date in the amounts and to the extent described in the Pooling Agreement and the Supplement. The Issuer will pay interest on overdue principal at the rate of 8.53% per annum; it will pay interest on overdue installments of interest (without regard to any applicable grace periods) at the rate of 8.53% per annum to the extent lawful. "Distribution Date" means the twentieth day of each calendar month or, if such twentieth day is not a Business Day, the next succeeding Business Day, commencing April 22, 1996.

                         The principal of and interest on this Series
               1996-1 Class B Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Trust with respect to this Series 1996-1 Class B Note shall be applied first to interest due and payable on this Series 1996-1 Class B Note as provided above and then to the unpaid principal of this Series 1996-1 Class B Note.

                         Reference is made to the further provisions of
               this Series 1996-1 Class B Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Series 1996-1 Class B Note.

                         Unless the certificate of authentication hereon
               has been executed by the Issuer whose name appears below by manual signature, this Series 1996-1 Class B Note shall not be entitled to any benefit under the Pooling Agreement or the Supplement referred to on the reverse hereof, or be valid or obligatory for any purpose.


                         IN WITNESS WHEREOF, the Issuer Trustee, acting
               on the Issuer's behalf, has caused this instrument to be signed, manually or in facsimile, by its Responsible Officer.

               Dated:  _________ __, ____   NEWCOURT RECEIVABLES ASSET TRUST

                                            By:  Chemical Bank Delaware, not
                                                 in its individual capacity but
                                                 solely as Issuer Trustee

                                                 By:
                                                    Name:
                                                    Title:

                         ISSUER'S CERTIFICATE OF AUTHENTICATION

                         This is one of the Series 1996-1 Class B Notes
               designated above and referred to in the within-mentioned Supplement.

               CHEMICAL BANK DELAWARE,      CHEMICAL BANK DELAWARE,
                as Issuer Trustee           as Issuer Trustee
                                            By Chemical Bank, as Au-
                                              thenticating
                                        OR  Agent

               By:                          By:
                    Authorized Signatory          Authorized Signatory


                                    REVERSE OF NOTE

                         This Series 1996-1 Class B Note is one of a
               duly authorized issue of Notes of the Issuer, designated as its Series 1996-1 Class B 7.53% Asset Backed Notes (the "Series 1996-1 Class B Notes"), issued under the Series 1996-1 Supplement dated as of April 15, 1996 to the Pooling Agreement (as hereinafter defined) (such supplement, as supplemented or amended, the "Supple-ment"), among Newcourt Receivables Corporation, as Seller (the "Seller"), Newcourt Credit Group Inc., as Servicer (the "Servicer"), Fleet National Bank of Connecticut, as Collateral Agent (the "Collateral Agent"), Chemical Bank De[aware, as Issuer Trustee (the "Issuer Trustee") and Fleet National Bank of Connecticut, as Indenture Trustee (the "Indenture Trustee"), to which all supplements thereto and the Pooling Agreement reference is hereby made for a statement of the respective rights and obliga-tions thereunder of the Issuer, the Issuer Trustee, the Seller, the Collateral Agent, the Servicer, the Indenture Trustee and the Holders of the Series 1996-1 Class B Notes. The Series 1996-1 Class B Notes are governed by and subject to all terms of the Pooling Agreement and the Supplement (which respective terms arc incorporated herein and made a part hereof). All terms used in this Series 1996-1 Class B Note and not otherwise defined herein shall have the meanings assigned to them in or pursuant to the Pooling Agreement or The Supplement, as the case may be, as so supplemented or amended;

                         Two additional Classes of Notes of the Issuer,
               the Series 1996-1 Class A 6.79% Asset Backed Notes (the "Series 1996-1 Class A Notes") and the Series 1996-1 Class C 9.05% Asset Backed Notes (the "Series 1996-1 Class C Notes" and together with the Series 1996-1 Class A Notes and the Series 1996-1 Class B Notes, the "Series 1996-1 Notes") are issued, in the case of the Series 1996-1 Class A Notes, pursuant to the Class A Indenture dated as of April 15, 1996, between the Issuer, the Seller, the Collateral Agent and the Indenture Trustee, and, in the case of the Series 1996-1 Class C Notes, pursuant to the Supplement. The Series 1996-1 Class B Notes shall be (i) subordinated and rank junior in right of payment to the Class A Notes of all Series (including the Series 1996-1 Class A Notes) and (ii) senior in right of payment to the Class C Notes of all Series including the Series 1996-1 Class C Notes) and all other subordi-nated indebtedness of the Issuer which is subordinated to the Series 1996-1 Class B Notes,

                         The Series 1996-1 Class B Notes are and will be
               equally and ratably secured by the Trust Assets pledged as security therefor as provided in the Pooling, Collat-eral Agency and Servicing Agreement, dated as of April 15, 1996, among the Seller, the Servicer, the Collateral Agent and the Issuer Trustee (as supplemented or amended, the "Pooling Agreement").

                         Notwithstanding anything contrary herein, the
               entire unpaid principal amount of this Series 1996-1 Class B Note shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and, if required by the Pooling, Agreement or the Supplement, the Collateral Agent or the Required Percentage of Holders of the Series 1996-1 Class B Notes shall have declared the Series 1996-1 Class B Notes to be immediately due and payable in the manner provided in
               Section 9.1 of the Pooling Agreement and Section 10.7 of the Supplement. All principal payments on the Series 1996-1 Class B Notes shall be made pro rata to the Series 1996-1 Class B Noteholders entitled thereto.

                         Payments of interest on this Series 1996-1
               Class B Note on each Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Series 1996-1 Class B Note, shall be made in accordance with Section 5.11 of the Supplement to the Series 1996-1 Class B Noteholder. Any reduction in the principal amount of this Series 1996-1 Class B Note effected by any payments made on any Distribution Date shall be binding upon all future Holders of this Series 1996-1 Class B Note and of any Series 1996-1 Class B Note issued upon the registration of the transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as pro-vided in the Supplement, for payment in full of the then remaining unpaid principal amount of this Series 1996-1 Class B Note on a Distribution Date, then the Collateral Agent will notify the Series 1996-1 Class B Noteholder by notice mailed not later than the fifth day of the month (subject to at least four Business Days' prior notice from the Servicer to the Collateral Agent) of such final distribution and the amount then due and payable shall be payable only upon presentation and surrender of this Series 1996-1 Class B Note at the office or offices designated in such notice.

                         The Holder of this Series 1996-1 Class B Note,
               by its acceptance of this Series 1996-1 Class B Note, agrees that it will look solely to the income and pro-ceeds from the Trust Assets and, in the case of payments of interest on this Series 1996-1 Class B Note, to amounts on deposit in the Reserve Account (excluding Investment Earnings) to the extent available for distri-bution to it as provided in the Pooling Agreement and the Supplement and that the Issuer Trustee is not or shall not be personally liable to it for any amounts payable or any liability under the Supplement or this Series 1996-1 Class B Note, except as expressly provided in the Supple-ment and in the Pooling Agreement, provided in the Sup-plement and in the Pooling Agreement.

                         The Holder of this Series 1996-1 Class B Note,
               by acceptance of this Series 1996-1 Class B Note, cove-nants and agrees that it will not, until one year and one day after the final payment on all Notes, institute against, or join any other Person in instituting against, the Seller or the Issuer any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States.

                         Prior to the due presentment for registration
               of transfer of this Series 1996-1 Class B Note, the Issuer, the Issuer Trustee, the Collateral Agent and the Indenture Trustee may deem and treat the Person in whose name this Series 1996-1 Class B Note is registered as the absolute owner thereof for the purposes of receiving payment of all amounts payable with respect to this Series 1996-1 Class B Note and for all other purposes, whether or not this Series 1996-1 Class B Note be over-due, and none of the Issuer, the Issuer Trustee, the Collateral Agent or the Indenture Trustee shall be af-fected by notice to the contrary.

                         The Supplement and the Series 1996-1 Class B
               Notes may be amended, and the observance of any term of the Supplement or of the Series 1996-1 Class B Notes may be waived (either retroactively or prospectively) with (and only with) the written consent of the Holders of Series 1996-1 Class A Notes, the Rating Agency and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 7 and S of the Sup-plement, or any defined term (as it is used therein), will be effective as to any Series 1996-1 Class B Noteholder unless consented to by such Noteholder in writing and (b) no such amendment or waiver may, without the written consent of the Holder of each Series 1996-1 Class B Note at the time outstanding affected thereby,
               (i) subject to the provisions of the Supplement relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of., or reduce the rate or change the time of payment or method of computation of interest on the Series 1996-1 Class B Notes, (ii) change the percentage of the principal amount of the Series 1996-1 Class B Notes, the Holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 10.5, 10.7 or 12 of the Supplement. Notwithstanding anything, therein to the contrary, no amendment may be made to the Supplement without satisfaction of the Rating Agency Condition.

                         The Pooling Agreement may be amended from time
               to time by the Servicer, the Seller, the Issuer Trustee and the Collateral Agent, without the consent of any of the Series 1996-1 Class B Noteholders, (i) to cure any ambiguity, to revise any exhibits or Schedules, to cor-rect or supplement any provisions therein or thereon or
               (ii) to add any other provisions with respect to matters or questions raised under the Pooling Agreement which shall not be inconsistent with the provisions of the Pooling Agreement, provided, however, that such action shall not adversely affect in any material respect the interests of any of the Noteholders.

                         The term "Issuer Trustee" as used in this
               Series 1996-1 Class B Note includes any successor to the Issuer Trustee under the Pooling Agreement.

                         The Series 1996-1 Class B Notes are issuable
               only in registered form without coupons in denominations as provided in the Supplement, subject to certain limita-tions therein set forth.

                         No reference herein to the Pooling Agreement or
               the Supplement and no provision of this Series 1996-1 Class B Note or of the Pooling Agreement or the Supple-ment shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Series 1996-1 Class B Note at the time, place and rate, and in the coin or currency herein prescribed.

                         None of the Issuer Trustee, the Collateral
               Agent or the Indenture Trustee in its individual capacity makes or shall be deemed to have made any representation or warranty as to the validity, legality or enforceabili-ty of the Pooling Agreement, the Supplement or the Series 1996-1 Class B Notes or as to the correctness of any statement contained in any thereof, except for the repre-sentations and warranties of the Issuer Trustee, the Collateral Agent or the Indenture Trustee, made in their respective individual capacities, under any document to which such party is a party. The Series 1996-1 Class B Noteholders and the Seller make no representation or warranty hereunder whatsoever.

                         This Series 1996-1 Class B Note shall be gov-
               erned by and construed in accordance with the internal laws of the State of New York, without reference to its conflict of law provisions and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. The Pooling Agreement and the Supplement shalt be governed by the internal laws of the State of Delaware, without reference to its conflict of law provisions and the obligations, rights and reme-dies of the parties thereunder shall be determined in accordance with such laws.

                                       ASSIGNMENT

               Social Security or taxpayer I.D. or other identifying number of assignee

               ________________________________

                         FOR VALUE RECEIVED, the undersigned hereby
               sells, assigns and transfers unto



                             (name and address of assignee)

               the within Series 1996-1 Class B Note and all rights thereunder, and hereby irrevocably constitutes and ap-points __________ attorney, to transfer said Series 1 996-1 Class B Note on the books kept for registration thereof, with full power of constitution in the premises.

               Dated:
                                                  NOTE: The signature to
                                                  this assignment must
                                                  correspond with the
                                                  name of the registered
                                                  owner as it appears on
                                                  the face of the within
                                                  Series 1996-1 Class B
                                                  Note in every particu-
                                                  lar, without alter-
                                                  ation, enlargement or
                                                  any change whatsoever.


                                       EXHIBIT B
                                           to
                                SERIES 1996-1 SUPPLEMENT

                                  FORM OF CLASS C NOTE

               REGISTERED                                     $_________

               No. _____

                          SEE REVERSE FOR CERTAIN DEFINITIONS

                                                     CUSIP NO. 65118YAC1

                    THIS SERIES 1996-1 CLASS B NOTE HAS NOT BEEN REGIS-
               TERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SERIES 1996-1 CLASS B NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANS-ACTION IS EXEMPT FROM OR NOT SUBJECT TO, REGISTRATION.

                    THE HOLDER OF THIS SERIES 1996-1 CLASS B NOTE BY ITS
               ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SERIES 19961 CLASS B NOTE, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH NEWCOURT RECEIVABLES CORPORATION (THE "SELLER") OR ANY AFFILIATE OF THE SELLER WAS THE OWNER OF THIS SERIES 1996-1 CLASS B NOTE (OR ANY PREDECESSOR OF SUCH SERIES 1996-1 CLASS B NOTE), ONLY (A) TO THE SELLER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SERIES 1996-1 CLASS B NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITU-TIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURI-TIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2).(3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL INVESTOR ACQUIR-ING THE SERIES 1996-1 CLASS B NOTE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SERIES 1996-1 CLASS B NOTES OF $500,000, FOR INVEST-MENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE SELLER'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) AND (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE SELLER, AND IN THE CASE OF THE FOREGOING CLAUSE (D), A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SERIES 1996-1 CLASS B NOTE IS COMPLET-ED AND DELIVERED BY THE TRANSFEROR TO THE SELLER. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                    THE HOLDER OF THIS SERIES 1996-1 CLASS B NOTE BY ITS
               ACCEPTANCE HEREOF AGREES THAT IT WILL NOT SELL, TRADE, ASSIGN OR OTHERWISE DISPOSE OF THIS SERIES 1996-1 CLASS B NOTE (OR ANY INTEREST HEREIN) OR CAUSE THIS SERIES 1996-1 CLASS B NOTE (OR ANY INTEREST HEREIN) TO BE MARKETED ON OR THROUGH AN "ESTABLISHED SECURITIES MARKET" WITHIN THE MEANING OF SECTION 7704(B)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), INCLUDING, WITHOUT LIMITATION, AN OVER-THE-COUNTER MARKET OR AN INTERDEALER QUOTATION SYSTEM THAT REGULARLY DISSEMINATES FIRM BUY OR SELL QUOTATIONS.

                    EACH PURCHASER FURTHER REPRESENTS AND WARRANTS THAT
               SUCH PURCHASER IS NOT AND WILL NOT BECOME A PARTNERSHIP, SUBCHAPTER S CORPORATION OR GRANTOR TRUST FOR UNITED STATES FEDERAL INCOME TAX PURPOSES OR, IF IT IS OR BE-COMES SUCH AN ENTITY, LESS THAN 50 PERCENT OF THE AGGRE-GATE VALUE OF THE ASSETS OF SUCH ENTITY ARE ATTRIBUTABLE TO INTERESTS IN THE TRUST

                    THIS SERIES 1996-1 CLASS B MAY NOT BE ACQUIRED,
               SOLD, TRADED OR TRANSFERRED BY A PERSON WHO IS NOT EITHER
               (A)(1) A CITIZEN OR RESIDENT OF THE UNITED STATES, (II) A CORPORATION, PARTNERSHIP OR OTHER ENTITY ORGANIZED IN OR UNDER THE LAWS OF THE UNITED STATES OR ANY POLITICAL SUBDIVISION THEREOF OR (III) A PERSON NOT DESCRIBED IN
               (1) OR (II) WHOSE OWNERSHIP OF THE SERIES 1996-1 CLASS B NOTES IS EFFECTIVELY CONNECTED WITH SUCH PERSON'S CONDUCT OF A TRADE OR BUSINESS WITHIN THE UNITED STATES (WITHIN THE MEANING OF THE CODE) AND ITS OWNERSHIP OF ANY INTER-EST IN A SERIES 1996-1 CLASS B NOTE WILL NOT RESULT IN ANY WITHHOLDING OBLIGATION WITH RESPECT TO ANY PAYMENTS WITH RESPECT TO THE SERIES 1996-1 CLASS B NOTES BY ANY PERSON (OTHER THAN WITHHOLDING, IF ANY, UNDER SECTION 1446 OF THE CODE) OR B) AN ESTATE OR TRUST THE INCOME OF WHICH IS INCLUDIBLE IN GROSS INCOME FOR UNITED STATES FEDERAL INCOME TAX PURPOSES.

                    THIS SERIES 1996-1 CLASS B NOTE WILL NOT BE ACCEPTED
               FOR REGISTRATION OF TRANSFER EXCEPT UPON PRESENTATION OF EVIDENCE SATISFACTORY TO THE ISSUER TRUSTEE AND SUCH OTHER APPROPRIATE PARTY THAT THE RESTRICTIONS ON TRANSFER SET FORTH IN THE SERIES 19961 CLASS B NOTE MEMORANDUM, NOTE PURCHASE AGREEMENT AND OTHER RELATED DOCUMENTS HAVE BEEN COMPLIED WITH, THIS SERIES 1996-1 CLASS B NOTE MAY NOT BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANS-FERRED WITHOUT THE PRIOR WRITTEN CONSENT OF EACH OF THE SELLER AND THE SERVICER AND UNLESS AND UNTIL THE ISSUER TRUSTEE SHALL HAVE RECEIVED THE CERTIFICATIONS REQUIRED

                            NEWCOURT RECEIVABLES ASSET TRUST

                     SERIES 1996-1 CLASS C 9.05% ASSET BACKED NOTE

                         Newcourt Receivables Asset Trust, a business
               trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to ____________________, or registered assigns, the princi-pal sum of $__________, payable on each Distribution Date in the amounts and to the extent described in the Pooling Agreement and the Supplement; provided, however, that the entire , unpaid principal amount of this Series 1996-1 Class C Note shall be due and payable on the earlier of the Maturity Date of August 20, 2003 and the date fixed for redemption, if any, pursuant to Section 13.2 of the Pooling Agreement or Section 4.2(a) of the Supplement. The Issuer will pay interest on this Series 1996-1 Class C Note on each Distribution Date in the amounts and to the extent described in the Pooling Agreement and the Supplement. The Issuer will pay interest on overdue principal at the rate of 10.05% per annum; it will pay interest on overdue installments of interest (without regard to any applicable grace periods) at the rate of 10.05% per annum to the extent lawful. "Distribution Date" means the twentieth day of each calendar month or, if such twentieth day is not a Business Day, the next succeeding Business Day, commencing April 22, 1996.

                         The principal of and interest on this Series
               1996-1 Class C Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Series 1996-1 Class C Note shall be applied first to accrued interest on this Series 1996-1 Class C Note as provided ;above and then to the unpaid principal of this Series 1996-1 Class C Note.

                         Reference is made to the further provisions of
               this Series 1996-1 Class C Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Series 1996-1 Class C Note.

                         Unless the certificate of authentication hereon
               has been executed by the Issuer whose name appears below by manual signature, this Series 1996-1 Class C Note shall not be entitled to any benefit under the Pooling Agreement or the Supplement referred to on the reverse hereof, or be valid or obligatory for any purpose.


                         IN WITNESS WHEREOF, the Issuer Trustee, acting
               on the Issuer's behalf, has caused this instrument to be signed, manually or in facsimile, by its Responsible Officer.

               Dated:  _________ __, ____   NEWCOURT RECEIVABLES ASSET TRUST

                                             By:  Chemical Bank Delaware,
                                                  not in its individual
                                                  capacity but solely as
                                                  Issuer Trustee

                                            By:
                                                Name:
                                                Title:

                         ISSUER'S CERTIFICATE OF AUTHENTICATION

                         This is one of the Series 1996-1 Class B Notes
               designated above and referred to in the within-mentioned Supplement.

               CHEMICAL BANK DELAWARE,      CHEMICAL BANK DELAWARE,
                as Issuer Trustee           as Issuer Trustee
                                            By Chemical Bank, as Au-
                                            thenticating
                                        OR  Agent

               By:                          By:
                    Authorized Signatory          Authorized Signatory


                                    REVERSE OF NOTE

                         This Series 1996-1 Class C Note's one of a duly
               authorized issue of Notes of the Issuer, designated as its Series 1996-1 Class C 9.05% Asset Backed Notes (the "Series 1996-1 Class C Notes"), issued under the Series 1996-1 Supplement dated as of April 15, 1996 to the Pooling Agreement (as hereinafter defined) (such supple-ment, as supplemented or amended, the "Supplement"), among Newcourt Receivables Corporation, as Seller (the "Seller"), Newcourt Credit Group Inc., as Servicer (the "Servicer"), Fleet National Bank, as Collateral Agent (the "Collateral Agent"), Chemical Bank Delaware, as Issuer Trustee (the "Issuer Trustee") and Fleet National Bank, as Indenture Trustee (the "Indenture Trustee"), to which all supplements thereto and the Pooling Agreement reference is hereby made for a statement of the respec-tive rights and obligations thereunder of the Issuer, the Issuer Trustee, the Seller, the Collateral Agent, the Servicer, the Indenture Trustee and the Holders of the Series 1996-1 Class C Notes. The Series 1996-1 Class C Notes are governed by and subject to all terms of the Pooling Agreement and the Supplement (which respective terms are incorporated herein and made a part hereof). All terms used in this Series 1996-1 Class C Note and not otherwise defined herein shall have the meanings assigned to them in or pursuant to the Pooling Agreement or the Supplement, as the case may be, as so supplemented or amended.

                         Two additional Classes of Notes of the Issuer,
               the Series 1996-1 Class A 6.79% Asset Backed Notes (the "Series 1996-1 Class A Notes") and the Series 1996-1 Class B 7.53% Asset Backed Notes (the "Series 1996-1 Class B Notes" and together with the Series 1996-1 Class A Notes and the Series 1996-1 Class C Notes, the "Series 1996-1 Notes") are issued, in the case of the Series 1996-1 Class A Notes, pursuant to the Class A Indenture dated as of April 15, 1996, between the Issuer, the Seller, the Collateral Agent and the Indenture Trustee, and, in the case of the Series 1996-1 Class B Notes, pursuant to the Supplement. The Series 1996-1 Class C Notes shall be subordinated and rank Junior in right of payment to the Class A Notes of all Series (including the Series 1996-1 Class A Notes) and Class B Notes of all Series (including the Series 1 996-1 Class B Notes).

                         The Series 1996-1 Class C Notes are and will be
               equally and ratably secured by the Trust Assets pledged as security therefor as provided in the Pooling Collater-al Agency and Servicing Agreement, dated as of April 15, 1996, among the Seller, the Servicer, the Collateral Agent and the Issuer Trustee (as supplemented or amended, the "Pooling Agreement").

                         Notwithstanding anything contrary herein, the
               entire unpaid principal amount of this Series 1996-1 Class C Note shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and, if required by the Pooling Agreement or the Supplement, the Collateral Agent or the Required Percentage of Holders of the Series 1996-1 Class C Notes shall have declared the Series 1996-1 Class C Notes to be immediately due and payable in the manner provided in
               Section 9.1 of the Pooling Agreement and Section 10.7 of the Supplement. All principal payments on the Series 1996-1 Class C Notes shall be made pro rata to the Series 1996-1 Class C Noteholders entitled thereto.

                         Payments of interest on this Series 1996-1
               Class C Note on each Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Series 1996-1 Class C Note, shall be made in accordance with Section 5.11 of the Supplement to the Series 1996-1 Class C Noteholder. Any reduction in the principal amount of this Series 1996-1 Class C Note effected by any payments made on any Distribution Date shall be binding upon all future Holders of this Series 1996-1 Class C Note and of any Series 1996-1 Class C Note issued upon the registration of the transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as pro-vided in the Supplement, for payment in full of the then remaining unpaid principal amount of this Series 1996-1 Class C Note on a Distribution Date, then the Collateral A(lent will notify the Series 1996-1 Class C Noteholder by notice mailed not later than the fifth day of the month (subject to at least four Business Days' prior notice from the Servicer to the Collateral Agent) of such final distribution and the amount then due and payable shall be payable only upon presentation and surrender of this Series 1996-1 Class C Note at the office or offices designated in such notice.

                         The Holder of this Series 1996-1 Class C Note,
               by its acceptance of this Series 1996-1 Class C Note, agrees that it will took solely to the income and pro-ceeds from the Trust Assets to the extent available for distribution to it as provided in the Pooling Agreement and the Supplement and that the Issuer Trustee is not or shall not be personally liable to it for any amounts payable or any liability under the Supplement or this Series 1996-1 Class C Note, except as expressly provided in the Supplement and in the Pooling Agreement.

                         The Holder of this Series 1996-1 Class C Note,
               by acceptance of this Series 1996-1 Class C Note, cove-nants and agrees that it will not, until one year and one day after the final payment on all Notes, institute against, or join any other Person in instituting against, the Seller or the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

                         Prior to the due presentment for registration
               of transfer of this Series 1996-1 Class C Note, the Issuer, the Issuer Trustee, the Collateral Agent and the Indenture Trustee may deem and treat the Person in whose name this Series 1996-1 Class C Note is registered as the absolute owner thereof for the purposes of receiving payment of all amounts payable with respect to this Series 1996-1 Class C Note and for all other purposes, whether or not this Series 1996-1 Class C Note be over-due, and none of the Issuer, the Issuer Trustee, the Collateral Agent or the Indenture Trustee shall be af-fected by notice to the contrary.

                         The Supplement and the Series 1996-1 Class C
               Notes may be amended, and the observance of any term of the Supplement or of the Series 1996-1 Class C Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Holders of the Series 1996-1 Class A Notes, the Holders of the Series 1996-1 Class B Notes, the Rating Agency and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 7 and 8 of the Supplement, or any defined term (as it is used therein), will be effec-tive as to any Series 1996-1 Class C Noteholder unless consented to by such Noteholder in writing and (b) no such amendment or waiver may, without the written consent of the Holder of each Series 1996-1 Class (7 Note at the time outstanding affected thereby, (i) subject to the provisions of the Supplement relating to acceleration or rescission, change the amount of time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest on the Series 1996-1 Class C Notes, (ii) chance the percentage of the principal amount of the Series 1996-1 Class C Notes, the Holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 10.5, 10.7 or 12 of the Supplement. Notwithstanding anything therein to the contrary, no amendment may be made to this Supplement without satis-faction of the Rating Agency Condition.

                         The Pooling Agreement may be amended from time
               to time by the Servicer, the Seller, the Issuer Trustee and the Collateral Agent, without the consent of any of the Series 1996-1 Class C Noteholders, (i) to cure any ambiguity, to revise any exhibits or Schedules, to cor-rect or supplement any provisions therein or thereon or
               (ii) to add any other provisions with respect to matters or questions raised under the Pooling Agreement which shall not be inconsistent with the provisions of the Pooling Agreement; provided, however, that such action shall not adversely affect in any material respect the interests of any of the Noteholders.

                         The term "Issuer Trustee" as used in this
               Series 1996-1 Class C Note includes any successor to the Issuer Trustee under the Pooling Agreement.

                         The Series 1996-1 Class C Notes are issuable
               only in registered form without coupons in denominations as provided in the Supplement, subject to certain limita-tions therein set forth.

                         No reference herein to the Pooling Agreement or
               the Supplement and no provision of this Series 1996-1 Class C Note or of the Pooling Agreement or the Supple-ment shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Series 1996-1 Class C Note at the time, place and rate, and in the coin or currency herein prescribed.

                         None of the Issuer Trustee, the Collateral
               Agent or the Indenture Trustee in its individual capacity makes or shall be deemed to have made any representation or warranty as to the validity, legality or enforceabili-ty of the Pooling Agreement, the Supplement or the Series 1996-1 Class C Notes or as to the correctness of any statement contained in any thereof, except for the repre-sentations and warranties of the Issuer Trustee, the Collateral Agent or the Indenture Trustee, made in their respective individual capacities, under any document to which such party is a party. The Series 1996-1 Class C Noteholders and the Seller make no representation or warranty hereunder whatsoever.

                         This Series 1996-1 Class C Note shall be gov-
               erned by and construed in accordance with the internal laws of the State of New York, without reference to its conflict of law provisions and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. The Pooling Agreement and Supplement shall be governed by and construed in accor-dance with the internal laws of the State of Delaware, without reference to its conflict of law provisions and the obligations, rights and remedies of the parties thereunder shall be determined in accordance with such laws.

                                       ASSIGNMENT

               Social Security or taxpayer I.D. or other identifying number of assignee

               ________________________________

                         FOR VALUE RECEIVED, the undersigned hereby
               sells, assigns and transfers unto



                             (name and address of assignee)

               the within Series 1996-1 Class B Note and all rights thereunder, and hereby irrevocably constitutes and ap-points __________ attorney, to transfer said Series 1996-1 Class B Note on the books kept for registration there-of, with full power of constitution in the premises.

               Dated:
                                                  NOTE: The signature to
                                                  this assignment must
                                                  correspond with the
                                                  name of the registered
                                                  owner as it appears on
                                                  the face of the within
                                                  Series 1996-1 Class B
                                                  Note in every particu-
                                                  lar, without alter-
                                                  ation, enlargement or
                                                  any change whatsoever.


                                       EXHIBIT C
                                           to
                                SERIES 1996-1 SUPPLEMENT

                     FORM OF ISSUER'S CERTIFICATE OF AUTHENTICATION

                         This is one of the Series 1996-1 [Class B]
               [Class C] Notes designated above and referred to in the within-mentioned Supplement.

               CHEMICAL BANK DELAWARE,      CHEMICAL BANK DELAWARE,
                as Issuer Trustee           as Issuer Trustee
                                            By Chemical Bank, as Au-
                                            thenticating
                                        OR  Agent

               By:                          By:
                    Authorized Signatory          Authorized Signatory


                                       EXHIBIT D
                                           to
                                SERIES 1996-1 SUPPLEMENT

                          FORM OF MONTHLY NOTEHOLDER'S REPORT

      Newcourt Receivables Asset Trust   Collec-            Master
      Monthly Servicer Certificate -     tions     Reserve  Trust
      Accounts                           Account   Account  Distri-
                                                             bution    Series
                                                            Account    1996-1
      Beginning Account Balance

      Collection Account

      Collection form the Lockbox
        Account
      Add:  Servicer
      Add:  Liquidation Proceeds
        from Servicer
      Add:  Earnings from Eligible
        Investments
      Less:  Collection to reimburse
        Servicer Advances

      Reserve Account
      Add:  Investment Earnings on
        Reserve Account

      Available Amount

      (A)       Unreimbursed
                  Servicer Advances

      (B)       Servicing Fee

      (C)       Amount owed to Hedg-
                  ing Counterparty

      (D)       Series Available
                  Amount to each Se-
                  ries of Notes

        (1)     Class A Interest

        (2)     Class B Interest

        (3)     Class A Principal

        (4)     Reserve Account

        (5)     Pay to Hedging
                  Counterparty

        (6)     Class B Principal

        (7)     Class C Interest

        (8)     Class C Principal

        (9)     Class A Accelerated
                  Principal Payment

        (10)    Class B Accelerated
                  Principal Payment

        (11)    Class C Accelerated
                  Principal Payment

        (12)    Class C Additional
                  Interest Payment

           Subtotal

      Distributions to Noteholders

      Ending Balance

     Newcourt Receivables Asset Trust
     Monthly Servicer Certificate

     Minimum Subordination Amount

        Aggregate Discounted Contract Balance
        Add:  Available Amount
        Add:  Reserve Account
        Less:  Class A Principal Balance
        Subordination Amount

        Minimum Required Subordination Amount

     Restricting Event Calculations

        (1)    Event of Default under the Servicing
               Agreement (Yes/No)

          (a)  Average Discounted Lease Balance
               greater than 30 days delinquent
               Average Aggregate Discounted
               Contract Balance

               Delinquency Ratio

               Maximum Delinquency Ratio

          (b)  Aggregate ADCB Defaulted Contracts
               Multiplier
               Average Aggregate Discounted Lease
               Balance

               Default Ratio

               Maximum Default Ratio

          (c)  Reserve plus APB Subordination

          (d)  Restricting Event under any Indenture

     Newcourt Receivables Asset Trust
     Monthly Servicer Certificate

     Portfolio Performance Tests

                                 1 months  2 months 3 months  4 months  5 months
                                  prior     prior    prior     prior      prior   6 months prior
                        Current  (yes/no)  (yes/no) (yes/no)  (yes/no)  (yes/no)    (yes/no)
      Event of Default:

                                                       Monthly
     Delinquencies           Delinquencies    ADCB   Delinquency

             2 months prior
             1 month prior
             Current

                         Delinquency Ratio:
                         Maximum Delinquency Ratio:


                                                     Monthly
                         Defaults      ADCB          Defaults

             5 months prior
             4 months prior
             3 months prior
             2 months prior
             1 month prior
             Current

                         Default Ratio:
                         Maximum Default Ratio:

     Enhancement Floor

                         Amounts on deposit in the Reserve Account
                         Aggregate Principal Amount of Class B Notes

     Newcourt Receivables Asset Trust
     Monthly Servicer Certificate - Certificate Schedules

     CERTIFICATE FACTORS

     Series 1995-1

                              Class A

                              Current A Balance
                              Initial A Balance

                              Certificate Factor:

                              Class B

                              Current B Balance
                              Initial B Balance

                              Certificate Factor:

                              Class C

                              Current C Balance
                              Initial C Balance

                              Certificate Factor:

                                                      Monthly
     DELINQUENCIES            Delinquencies  ADCB   Delinquency

          Current
          30 Days Past Due
          60 Days Past Due
          90 Days Past Due
          120 Days Past Due
          150 Days Past Due
          Delinquent (180+ Days Past Due)

     (Contract Pool Performance Test (Per Prospectus P&S Agreement))

     Newcourt Receivables Asset Trust
     Monthly Servicer Certificate - Schedules

                                                 Series 1995-1  Series 1996-1
     Class A Interest Schedule

          Opening Class A Principal Balance            %              %
          Class A Interest Rate                        %              %
          30/360*Class A Interest Rate
          Current Class A Interest Distribution
          Prior Class A Interest Arrearage

          Class A Interest Due

                                                 Series 1995-1  Series 1996-1
     Class A Principal Schedule

          Opening Class A Principal Balance
          Prior Months Series ADCB
          Current Months Series ADCB              __________      _________

                                      Difference       %              %
                                      Class A Share
                                      Scheduled Principal Due

          Prepayments
          Defaults

                                      Class A Total Due

          Prior Class A Arrearage

          Class A Principal Due

          Class A Principal Distribution

          Current Class A Arrearage

          Interim Class A Principal Balance after Current
          Distribution

          Accelerated Class A Distribution Amount

          Ending Class A Principal Balance after Current
          Distribution

                                                 Series 1995-1  Series 1996-1
     Class B Interest Schedule

          Opening Class B Principal Balance            %              %
          Class B Interest Rate                        %              %
          30/360*Class B Interest Rate
          Current Class B Interest Distribution
          Prior Class B Interest Arrearage

          Class B Interest Due

     Class B Principal Schedule

          Opening Class B Principal Balance
          Prior Months Series ADCB                 _________      _________
          Current Months Series ADCB

                                      Difference       %              %
                                      Class B Share
                                      Scheduled Principal Due

          Prepayments
          Defaults

                                      Class B Total Due

          Prior Class B Arrearage

          Class B Principal Due

          Class B Principal Distribution

          Current Class B Arrearage

          Interim Class B Principal Balance after Current
          Distribution

          Accelerated Class B Distribution Amount

          Ending Class B Principal Balance after Current
          Distribution

     Class C Interest Schedule

          Opening Class C Principal Balance            %              %
          Class C Interest Rate                        %              %
          30/360*Class C Interest Rate
          Current Class C Interest Distribution
          Prior Class C Interest Arrearage

          Class C Interest Due

     Class C Principal Schedule

          Opening Class C Principal Balance
          Prior Months Series ADCB
          Current Months Series ADCB               _________      _________

                                      Difference
                                      Class C Share    %              %
                                      Schedule Principal Due


          Prior Class C Arrearage

          Class C Principal Due

          Class C Principal Distribution

          Current Class C Arrearage

          Interim Class C Principal Balance after Current
          Distribution

          Accelerated Class C Distribution Amount

          Ending Class C Principal Balance after Current
          Distribution

     Servicing Fee Schedule

          Contract Pool ADCB
          Servicing Rate
          Monthly Servicing Rate
          Prior Servicing Fee Arrearage
          Current Service Fee
          Servicer Fee Due
          Current Servicing Fee Arrearage

     Reserve Account Schedule

                                                   Series 1995-1  Series 1996-1

          Required Balance

          Lessor of                                Series 1995-1  Series 1996-1

               (i)   $2,000,000 times                _____%         _____%
                     Series Allocation Percentage

                  or

               (ii)  Greater of

                     (x) $500,000 times
                         Series Allocation Percentage _____%         _____%

                     (y) 2% of Class A Notes times
                        Series Allocation Percentage  _____%         _____%


                                      EXHIBIT F
                                          to
                               SERIES 1996-1 SUPPLEMENT

                      FORM OF OPINION OF COUNSEL TO THE SERVICER


                                      EXHIBIT F
                                          to
                               SERIES 1996-1 SUPPLEMENT

              FORM OF OPINION OF COUNSEL TO NEWCOURT FINANCIAL USA INC.


                                  TABLE OF CONTENTS

                                                                       Page

          SECTION 1. Series 1996-1  . . . . . . . . . . . . . . . . . .   1

          SECTION 2. Definitions  . . . . . . . . . . . . . . . . . . .   1

          SECTION 3. Transfer of Trust Assets   . . . . . . . . . . . .   3

          SECTION 4. Receipt, Distribution and Application from the
                     Trust Receipts . . . . . . . . . . . . . . . . . .   4
               4.1  Distribution Prior to Event of Default or Re-
                    stricting Event . . . . . . . . . . . . . . . . . .   4
               4.2  Optional Purchase by Seller; Trust Termination
                    Payments  . . . . . . . . . . . . . . . . . . . . .   4
               4.3  Distribution Following an Event of Default or a
                    Restricting Event . . . . . . . . . . . . . . . . .   5
               4.4  Unclaimed Moneys  . . . . . . . . . . . . . . . . .   5
               4.5  Reliance by Collateral Agent Upon Information
                    Provided  . . . . . . . . . . . . . . . . . . . . .   5

          SECTION 5. The Series 1996-1 Notes  . . . . . . . . . . . . .   6
               5.1  The Notes . . . . . . . . . . . . . . . . . . . . .   6
               5.2  Form, Denomination and Dating . . . . . . . . . . .   6
               5.3  Execution and Authentication  . . . . . . . . . . .   7
               5.4  Registration, Transfer and Exchange of Class B
                    Notes and Class C Notes . . . . . . . . . . . . . .   7
               5.5  Mutilated, Destroyed, Lost or Stolen Notes  . . . .   9
               5.6  Temporary Notes . . . . . . . . . . . . . . . . . .   9
               5.7  Priority of Payments  . . . . . . . . . . . . . . .   9
               5.8  Payments from Trust Assets Only . . . . . . . . . .  10
               5.9  Method of Payment . . . . . . . . . . . . . . . . .  10
               5.10 Delivery  . . . . . . . . . . . . . . . . . . . . .  11
               5.11 Interest  . . . . . . . . . . . . . . . . . . . . .  11

          SECTION 6. Article V of the Agreement   . . . . . . . . . . .  12

          SECTION 7. Conditions Precedent to Effectiveness of Supple-
               ment . . . . . . . . . . . . . . . . . . . . . . . . . .  13

          SECTION 8. Representations and Warranties of the Issuer
                              Trustee, the Seller, the Servicer and
                              the Collateral Agent  . . . . . . . . . .  15

          SECTION 9. Reports by the Servicer  . . . . . . . . . . . . .  17

          SECTION 10.         Covenants, Restricting Events . . . . . .  18
               10.1 Covenants of the Seller . . . . . . . . . . . . . .  18
               10.2 Covenants of the Servicer . . . . . . . . . . . . .  19
               10.3 Covenants of the Issuer Trustee . . . . . . . . . .  19
               10.4 Covenants of the Issuer . . . . . . . . . . . . . .  20
               10.5 Events of Default and Restricting Events  . . . . .  20
               10.6 Notice to Rating, Agencies, etc.  . . . . . . . . .  20
               10.7 Remedies  . . . . . . . . . . . . . . . . . . . . .  20
               10.8 Remedies Cumulative . . . . . . . . . . . . . . . .  21
               10.9 Discontinuance of Proceedings . . . . . . . . . . .  21
               10.10 Right of Noteholders to Receive Payments not to
                    be Impaired . . . . . . . . . . . . . . . . . . . .  21
               10.11 Limitation on Suits  . . . . . . . . . . . . . . .  21
               10.12 Undertaking for Costs  . . . . . . . . . . . . . .  21
               10.13 Waiver of Stay or Extension Laws   . . . . . . . .  22

          SECTION 11.         Pooling Agreement . . . . . . . . . . . .  22
               11.1 Pooling, Agreement  . . . . . . . . . . . . . . . .  22
               11.2 Release Upon Termination of the Issuer Trustee's
                    Obligations . . . . . . . . . . . . . . . . . . . .  22
               11.3 Collateral Agent's Duties . . . . . . . . . . . . .  23

          SECTION 12.         Amendment and Waiver  . . . . . . . . . .  23
               12.1 Requirements  . . . . . . . . . . . . . . . . . . .  23
               12.2 Solicitation of Holders of Notes  . . . . . . . . .  23
               12.3 Binding Effect  . . . . . . . . . . . . . . . . . .  24
               12.4 Notes Held by Issuer Trustee, etc.  . . . . . . . .  24

          SECTION 13.         Miscellaneous . . . . . . . . . . . . . .  24
               13.1 Obligations Unaffected  . . . . . . . . . . . . . .  24
               13.2 Successors and Assigns  . . . . . . . . . . . . . .  24
               13.3 Obligation to Make Payments in Dollars  . . . . . .  25
               13.4 Repurchase by Seller  . . . . . . . . . . . . . . .  25
               13.5 Final Distribution  . . . . . . . . . . . . . . . .  25
               13.6 Ratification of Agreement . . . . . . . . . . . . .  25
               13.7 No Representations or Warranties as to Documents  .  25
               13.8 Counterparts  . . . . . . . . . . . . . . . . . . .  25
               13.9 GOVERNING LAW . . . . . . . . . . . . . . . . . . .  25
               13.10 The Trustee  . . . . . . . . . . . . . . . . . . .  26
               13.11 Instructions in Writing  . . . . . . . . . . . . .  26


                                       EXHIBITS

          Exhibit A: Form of Class B Note
          Exhibit B: Form of Class C Note
          Exhibit C: Form of Issuer's Certificate of Authentication Exhibit D: Form of Monthly Noteholder's Report
          Exhibit E: Form of opinion of counsel to the Servicer
          Exhibit F: Form of opinion of counsel to Newcourt Financial USA
          Inc.

                                      SCHEDULES

          Schedule 1:         Initial Purchasers' Commitments
          Schedule 2:         List of Original Contracts